EXECUTION COPY

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.3

LICENSE AGREEMENT

between

BRISTOL-MYERS SQUIBB COMPANY

and

ZAI LAB (HONG KONG) LIMITED

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into as of March 9, 2015 (the “Effective Date”), by and between Bristol-Myers Squibb Company, a State of Delaware, USA corporation with a place of business at Route 206 & Province Line Road, Princeton, NJ 08543-4000 USA (“BMS”), and ZAI Lab (Hong Kong) Limited, , a corporation organized and existing under the laws of Hong Kong, having a registration number of 1899671 and having its principal office at 1000 Zhangheng Road, Bldg. 65, Zhangjiang Hi-tech Park, Pudong New Area, Shanghai, China 201203 (“ZAI”). BMS and ZAI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BMS Controls (as defined below) certain patent rights and know-how rights with respect to the Licensed Compound (as defined below); and

WHEREAS, BMS desires to grant a license to ZAI to develop and commercialize the Licensed Compound in the Field and in the Partner Territory (as defined below) as set forth herein, with BMS having an option to co-commercialize the Licensed Compound in the Field and in the Partner Territory, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows.

1.	DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “Affiliate” of a Person means any other Person which (directly or indirectly) is controlled by, controls or is under common control with such Person, for so long as such control exists. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (i) direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) (or, if less than 50%, the maximum ownership interest permitted by Applicable Law) of the votes in the election of directors of such entity or (ii) the possession, directly or indirectly, of the power to direct the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

1.2 “Agreement” means this License Agreement, together with all Appendices and Schedules attached hereto, as the same may be amended or supplemented from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3 “Allowable Expenses” means those expenses that are incurred by a Party (or one of its Affiliates) and are specifically attributable to the Commercialization of a Licensed Product in the Partner Territory and that consist of: [*]. For clarity and the avoidance of doubt, “Allowable Expenses” shall exclude [*] except to the extent that [*]. In addition, any particular cost or expense meeting any of the criteria set forth above to be included in “Allowable Expenses” shall be counted only once in calculating total Allowable Expenses for a particular period, notwithstanding that such cost or expense meets or falls within more than one of such criteria.

1.4 “Applicable Law” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign.

1.5 “Approved Contractors” shall have the meaning set forth in Section 5.9.

1.6 “BMS Know-How” means all technical information, data and know-how known to and Controlled by BMS as of the Effective Date or during the Term (including, without limitation, all biological, chemical, pharmacological, toxicological or clinical know-how and trade secrets) that is reasonably necessary or useful for the Development of the Licensed Compound or Licensed Product in the Partner Territory. BMS Know-How shall also include the (i) intangible knowledge and information conveyed to ZAI as set forth in Section 4.3 and (ii) [*] BMS’ rights and interest in and to any Patents that claim any Joint Inventions and/or Sole Inventions of BMS. BMS Know-How does not include BMS Patent Rights.

1.7 “BMS Patent Rights” means all Patents Controlled by BMS as of the Effective Date or during the Term that relate to the Partner Territory and that claim (i) compositions of matter of the Licensed Compound or Licensed Product; (ii) methods or processes directed to the manufacture of the Licensed Compound or Licensed Product; or (iii) methods of use, administration or formulation of the Licensed Compound or Licensed Product, including without limitation, the Patents that are listed in Schedule 1.7 hereto as BMS Patent Rights. BMS Patent Rights shall also include [*] BMS’ rights and interest in and to any Patents that claim any Joint Inventions and/or Sole Inventions of BMS.

1.8 “BMS Territory” means all countries and territories in the world other than those countries and territories included in the Partner Territory.

1.9 “Business Day” or “business day” means a day other than Saturday, Sunday or any day on which commercial banks located in Shanghai, China or New York, New York, U.S. (as applicable) are authorized or obligated by Applicable Law to close.

1.10 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.11 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.12 “CDE” means the Chinese Center for Drug Evaluation.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13 “CFDA” means the China Food and Drug Administration, or any successor agency with a similar scope of responsibility regarding the regulation of human pharmaceutical products in China.

1.14 “Change of Control” means any transaction in which a Party: (a) sells, conveys or otherwise disposes of all or substantially all of its property or business; or (b)(i) merges, consolidates with, or is acquired by any other Person (other than an Affiliate of such Party, who was an Affiliate of such Party prior to such merger, consolidation or acquisition); or (ii) effects any other transaction or series of related transactions; in each case of subsection (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving Person following the closing of such merger, consolidation, other transaction or series of related transactions. As used in this Section 1.14, “Person” means any corporation, firm, partnership or other legal entity.

1.15 “Combination Product” is defined in Section 1.47.

1.16 “Commercialization” or “Commercialize” means activities directed to conducting Market Access Activities, marketing, Promoting, distributing, importing or selling a pharmaceutical product (including a Licensed Product).

1.17 “Commercialization Costs” means the direct costs incurred in accordance with the China Commercialization Plan that are specifically identifiable and attributable to the Commercialization of any Licensed Product in the Partner Territory, including: [*]. Commercialization Costs shall include costs of such activities that are undertaken at any time during the term of this Agreement (including prior to the initial Regulatory Approval of such Licensed Product). For clarity and the avoidance of doubt, “Commercialization Costs” shall exclude [*].

1.18 “Commercially Reasonable Efforts” means with respect to the Licensed Compound and Licensed Product(s), the carrying out of Development or Commercialization activities in a diligent manner using those efforts that a company within the pharmaceutical or biotechnology industry would reasonably devote to a compound or product of similar market potential at a similar stage in its product life, taking into account technical, regulatory, and other relevant factors, target product profiles, product labeling, the regulatory environment, and competitive market conditions in the therapeutic are, based on conditions then prevailing. Without limiting the foregoing, Commercially Reasonable Efforts requires that a Party: (i) timely assign responsibility for such Development and Commercialization activities to specific employees, contractors, agents, Affiliates or Sublicensees, as applicable, who are held accountable for progress with respect to such activities, (ii) monitor such progress on an on-going basis, (iii) set and seek to achieve objectives and timelines for carrying out such Development and Commercialization activities, and (iv) allocate resources designed to advance progress with respect to such objectives and timelines.

1.19 “Competitive Product” means a compound or product (other than the Licensed Compound or Licensed Product) that (1) [*], or (2) [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.20 “Confidential Information” means all information, including trade secrets, processes, formulae, Data, know-how, improvements, inventions, chemical or biological materials, assays, techniques, marketing plans, strategies, customer lists, or other information that has been disclosed by or on behalf of one Party to the other Party under this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the Receiving Party by the Disclosing Party in oral, written, graphic, or electronic form, or by visual inspection.

1.21 “Controlled” or “Controls”, when used in reference to any particular subject matter including Patents, know-how, tangible materials or other intellectual property rights, means the legal authority or right of a Party to grant a license or sublicense to such subject matter to another Party, or to otherwise provide such other Party the right to access and use such subject matter, whether arising by ownership, license, or other authorization, without breaching the terms of any written agreement with a Third Party under which the first party first acquired rights to such subject matter, or misappropriating the proprietary or trade secret information of a Third Party.

1.22 “Cover,” “Covered” or “Covering” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention claimed in such Patent would infringe a Valid Claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if such claim were to issue in a patent as then prosecuted.

1.23 “Data” means pre-clinical, clinical, chemical, manufacturing and analytical data and any other data and information Controlled by a Party during the Term which is related to the Development or Commercialization of the Licensed Compound.

1.24 “Detail” means a face-to-face meeting (including a group presentation if in accordance with an approved China Commercialization Plan), including any such meeting conducted in a hospital or office setting (i) with one or more physicians and other persons included in other medical professional categories identified in the China Commercialization Plan (where, in the case of group presentations, the group presentation shall be counted as a single Detail), who are permitted under Applicable Law to prescribe the applicable Licensed Product, and (ii) in which key attributes of Licensed Product are orally or visually presented consistent with the terms of this Agreement, but shall not include merely a reminder or other promotional material drop, in each case as measured by each Party’s internal recording of such activity in accordance with Section 6.2. “Detail” when used as a verb, and “Detailing” shall have correlative meanings.

1.25 “Detail FTE Requirements” means the total number of FTEs, calculated on a weighted basis, attributable to Sales and Medical Representatives required by each Party for the Promotion of Licensed Product as set forth in the China Commercialization Plan. For purposes of determining the weight of an FTE for an individual Sales and Medical Representative that is attributable towards a Party’s Detail FTE Requirement, each Sales and Medical Representative FTE shall be multiplied by the following percentage based upon the number of products such Sales and Medical Representative promotes in the Partner Territory as follows: (a) one hundred percent (100%) when a Sales and Medical Representative promotes only a Licensed Product; (b)(i) [*] when a Sales and Medical Representative promotes a Licensed Product (and such Licensed Product is the first item

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

presented in the meeting and comprises [*] or more of the time of such meeting) if one additional product is promoted by such Sales and Medical Representative, and (b)(ii) [*] when a Sales and Medical Representative promotes a Licensed Product (and such Licensed Product is the second item presented in the meeting and comprises [*] or more of the time of such meeting) if one additional product is promoted by such Sales and Medical Representative; such weighted calculation shall be used to determine the total number of FTEs actually utilized by a Party for the Promotion of Licensed Product in determining whether such Party has met the requirement for such Party for Sales and Medical Representatives as set forth in the China Commercialization Plan.

1.26 “Detailing Costs” means the FTE Rate for Sales and Medical Representatives multiplied by the Detail FTE Requirements. The Detailing Costs shall be (a) [*], (b) defined in the China Commercialization Plan, and (c) based on the FTE Rate determined pursuant to Section 1.37. In the event a Party elects to provide a greater number of FTEs than are contemplated by the China Commercialization Plan, except as otherwise provided in Section 6.2(g), the costs attributable to such additional FTEs shall [*].

1.27 “Development” means, with respect to a Licensed Product, all processes and activities that are reasonably required to obtain Regulatory Approval of such Licensed Product, including, without limitation, toxicology, pharmacology and other pre-clinical efforts, test method development and stability testing, statistical analysis, pre-approval clinical studies and Regulatory Activities (including, without limitation, pre-approval studies and Regulatory Activities to obtain pricing and reimbursement approvals); in each case prior to the receipt of the applicable Regulatory Approval for such Licensed Product. When used as a verb, “Develop” means to engage in Development.

1.28 “Development and Regulatory Costs” means the costs incurred by ZAI or for its account, during the term of and pursuant to this Agreement, that are reasonably allocable to the Development of a Licensed Product and that are directed to achieving Regulatory Approval of such Licensed Product in the Partner Territory. The Development and Regulatory Costs shall include amounts that ZAI pays to Third Parties involved in the Development of a Licensed Product for the Partner Territory, and all internal costs incurred by ZAI in connection with the Development of such Licensed Product. Development and Regulatory Costs include the following: [*]; in each case incurred prior to the receipt of the applicable Regulatory Approval for a Licensed Product. For clarity, Development and Regulatory Costs do not include the costs of [*].

1.29 “Development Territory” means the Partner Territory plus [*].

1.30 “Dollar(s)” or “$” means the lawful currency of the United States.

1.31 “Effective Date” means the date specified in the initial paragraph of this Agreement.

1.32 “Executive Officer” means, (a) in the case of BMS, BMS’ General Manager or its Head of R&D for the Partner Territory; and (b) in the case of ZAI, ZAI’s Chief Executive Officer.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.33 “FDA” means the U.S. Food and Drug Administration, or any successor agency of the U.S. government with a similar scope of responsibility regarding the regulation of human pharmaceutical products.

1.34 “Field” means the diagnosis, prevention, treatment or control of oncology indications.

1.35 “First Commercial Sale” means, with respect to any Licensed Product, the first sale by ZAI to a Third Party of such Licensed Product in the Partner Territory after Regulatory Approval of such Licensed Product has been granted in the Partner Territory, or such marketing and sale is otherwise permitted, by the Regulatory Authority in the Partner Territory; provided that First Commercial Sale does not include the supply of Licensed Product to an Affiliate or Sublicensee or for clinical trials, compassionate use or sales made on a named-patient basis.

1.36 “FTE” means the equivalent of the work of one (1) employee full time for one (1) year consisting of a total of [*] hours per year (or such other number as may be agreed to by the Parties) directly related to the activities conducted by Sales and Medical Representatives with respect to any Licensed Product, Commercialization of any Licensed Product, or Market Access Activities, in each case in the Partner Territory. Any individual who devotes less than [*] hours per year (or such other number as may be mutually agreed by the Parties) to such activities shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [*] hours (or such other number as may be agreed by the Parties). Any individual who actually works more than [*] hours (or such other number as may be mutually agreed by the Parties) to such activities shall be considered as greater than one FTE (in proportion to the number of extra hours actually worked) for purposes of determining whether Detail FTE Requirements have been met. The [*] hours figure (or such other number as may be agreed by the Parties) shall be used without regard to the Parties’ own internal definition of the number of hours that comprises a full time employee. With respect to Sales and Medical Representatives, Commercialization or Market Access Activities, the number of FTEs shall be included in the Allowable Expenses on the basis of the budgeted FTEs provided for in the applicable China Commercialization Plan in accordance with Section 6.2.

1.37 “FTE Rate” means the rate, determined and adjusted by the JCC, to be used by both Parties in determining the annual cost of a full-time employee in the applicable functional area and for Sales and Medical Representatives on a geographic basis.

1.38 “GAAP” means, (i) with respect to BMS, the Generally Accepted Accounting Principles in the U.S. and (ii) with respect to ZAI, the Generally Accepted Accounting Principles in the P.R.C.; in each case as consistently applied by the applicable Party.

1.39 “GCP” means the Good Clinical Practice for Drugs (i.e. 药物临床试验质量管理规范) promulgated by CFDA effective as of September 1, 2003, together with any guidelines and/or implementation rules issued by CFDA in connection thereto, in each case as amended from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.40 “Indication” means, with respect to a Licensed Compound or Licensed Product, the use of that Licensed Compound or Licensed Product for the treatment, prevention, mitigation or cure of any [*]. Indications will be deemed the same for purposes of this Agreement if the [*] even if they are, for example, [*] or [*] (e.g., [*]), and will be deemed different if the subject cancers [*] (e.g., [*]). Among [*], Indications for [*], but not [*], shall be considered different Indications.

1.41 “Invention” means any and all inventions and improvements, whether or not patentable, that are conceived or reduced to practice or otherwise made or discovered by or on behalf of a Party (and/or its Affiliates) (whether alone or jointly) in the performance of its obligations, or the exercise of its rights, under this Agreement, including but not limited to, processes, methods, compositions of matter, formula, formulations, articles of manufacture, discoveries or findings, compounds, products, biological materials, cell lines, samples of assay components, media, designs, ideas, programs, software models, algorithms, developments, experimental works, compilations of data, in each case relating to Licensed Compound and Licensed Products.

1.42 “Joint Invention” means any Invention invented, made or discovered jointly by both Parties.

1.43 “Licensed Compound” means BMS’ proprietary multitargeted kinase inhibitor known as brivanib or BMS-582664.

1.44 “Licensed Product” means any pharmaceutical product containing the Licensed Compound, in all forms, presentations, formulations and dosage forms, for use in the Field.

1.45 “Manufacturing Costs” means, with respect to a Licensed Product, the costs calculated in accordance with GAAP, whether such Licensed Product is (a) supplied by a Third Party; or (b) manufactured directly by ZAI or an Affiliate of ZAI, determined as follows:

In the case of clause (a) above, Manufacturing Costs means (i) those amounts that are payable to a Third Party and actually incurred by ZAI [*] in consideration for the supply of a Licensed Product from such Third Party, which may include [*]. In addition, such Third Party costs may include expenses related to [*], each to the extent actually incurred by ZAI, plus (ii) [*] in connection with the manufacture, including [*], of such Licensed Product.

In the case of clause (b) above, Manufacturing Costs means ZAI’s or its Affiliates’ actual cost of goods sold as determined in accordance with GAAP. Actual costs of goods sold include [*]. In addition to actual cost of goods sold, Manufacturing Costs will include [*]. All components of Manufacturing Costs shall be allocated on a basis consistent with ZAI’s customary cost accounting practices consistently applied by it to the other products it produces (and so long as the same are consistent with GAAP and are applied on a fully utilized capacity basis). Costs [*], such as [*], and [*], shall not be included in the determination of Manufacturing Costs.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.46 “Market Access Activities” means activities set forth in the China Commercialization Plan and that are undertaken to make available a Licensed Product for sale in the Partner Territory, including without limitation, obtaining and maintaining the price and reimbursement for such Licensed Product, hospital listing, and tendering and/or entering into bidding for a Licensed Product in a given locality in the Partner Territory. For clarity, Market Access Activities shall not include manufacture or Detailing.

1.47 “Net Sales” means, with respect to any Licensed Product, the amount received by a Party, an Affiliate of a Party, or their respective permitted Sublicensee for sales of such Licensed Product to a Third Party in the Partner Territory or BMS Territory (as applicable) less:

(a) discounts (including, without limitation, cash discounts and quantity discounts), retroactive price reductions, inventory management fees, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers (a “Discount”); provided however, that where any such Discount is based on sales of a bundled set of products in which such Licensed Product is included, the Discount may be deducted under Section 1.47 only to the extent allocated to such Licensed Product on a pro rata basis based on the [*] (i.e., [*]) of the Licensed Product relative to the [*] contributed by the other constituent products in the bundled set, with respect to such sale;

(b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product, including such Licensed Product returned in connection with recalls or withdrawals;

(c) freight out, postage, shipping and insurance charges for delivery of such Licensed Product;

(d) all taxes (including excise taxes and value-added taxes, but specifically excluding taxes based on the net incomes of the seller), duties or other governmental charges, fees or rebates (or rebate equivalents) levied on, absorbed, allocable to, based on, or otherwise incurred as a result of the sale of such Licensed Product (or otherwise measured by the invoiced or billed amount) including value-added Chinese surcharge tax to the extent directly linked to sales of a Product, but not including any such tax assessed against the income derived from such sale; and

(e) [*].

If a Licensed Product is sold as part of a combination that (i) contains at least one Licensed Product and at least one additional therapeutically active ingredient that is not a Licensed Product; or (ii) is product consisting of one or more separate drugs, devices, tests, kits or biological products and sold together with a Licensed Product in a single package or as a unit (a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the average gross selling price in the applicable country of such Licensed Product sold separately, if sold separately, in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country of each other active ingredient, drug, device, test, kit or biological product in the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Combination Product sold separately, if sold separately, in the same formulation, dosage or unit quantity. If any active ingredient, drug, device, test, kit or biological product in the Combination Product is not sold separately in the relevant formulation, dosage or unit quantity, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average gross selling price in the applicable country of such Licensed Product sold separately in the same formulation and dosage and C is the average gross selling price in the applicable country of such Combination Product. If neither the Licensed Product nor any other active ingredient, drug, device, test, kit or biological product in the Combination Product is sold separately in the relevant formulation, dosage or unit quantity, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in the Combination Product to the total fair market value of such Combination Product.

1.48 “Operating Profit (or Loss)” means Net Sales of Licensed Product(s) in the Partner Territory less Allowable Expenses in the Partner Territory. For sake of clarity, Operating Profit (or Loss) shall be determined prior to application of any income taxes, and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.49 “Partner Territory” means the People’s Republic of China, including Hong Kong and Macau (but excluding Taiwan which is included in the BMS Territory), which shall be subject to expansion pursuant to Section 5.7(b).

1.50 “Patents” means all of the following, whether existing as of the Effective Date or during the Term, anywhere in the world: (a) patents and patent applications, (b) all priority applications, provisionals, divisionals, continuations, and continuations-in-part of any of the foregoing, and (c) all patents issuing on any of the foregoing patent applications, together with all inventor’s certificates, substitutions, validations, registrations, reissues, renewals, reexaminations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

1.51 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

1.52 “Phase IV Clinical Trial” means a product support human clinical trial, or other test or study, of a Product for an indication that is either (i) commenced after receipt of the initial Regulatory Approval for such Product for such indication and that is conducted within the parameters of the Regulatory Approval for the Product for such indication (and which may include investigator sponsored clinical trials), but shall not include any Required Post-Approval Study. Phase IV Clinical Trials may include trials or studies conducted in support of pricing/reimbursement, epidemiological studies, modeling and pharmacoeconomic studies, voluntary post-marketing surveillance studies, and health economics studies.

1.53 “[*] Invention” means any and all Inventions that are [*] (and [*]) that are invented or discovered by or on behalf of [*] (and/or its Affiliates).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.54 “Product Trademarks” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including registrations and applications therefor owned or controlled by ZAI that exclusively relate to any Licensed Compound or Licensed Product or otherwise included in any labeling for the Licensed Product for the Partner Territory or promotional materials approved by the JCC for the Product under this Agreement and the goodwill associated with each of the foregoing.

1.55 “Promote” means to promote, market, or provide product support for a Licensed Product, including by way of example: (a) Detailing, (b) marketing for a Licensed Product, and (c) other promotional activities in support of a Licensed Product. For clarity, “Promoting”, “Promotion” and “Promotional” have a correlative meaning, and Promotional activities do not include manufacturing, selling, distributing or Market Access Activities.

1.56 “Regulatory Activities” shall mean any regulatory activities directed towards compiling, filing and obtaining any Regulatory Approval for a Licensed Product in the Partner Territory including completion of any sample testing required by Regulatory Authorities for a Licensed Product in the Partner Territory.

1.57 “Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation, exportation and sale of a Licensed Product in the Partner Territory which may include, without limitation, satisfaction of all applicable regulatory and notification requirements.

1.58 “Regulatory Authority(ies)” means any federal, national, supranational, state, provincial or local regulatory agency, department, bureau or other governmental authority, including, without limitation, the CDE and the CFDA, that has authority over the manufacture, Development, Commercialization or other use or exploitation (including the granting of Regulatory Approval) of any Licensed Product in any applicable regulatory jurisdiction.

1.59 “Regulatory Materials” means materials developed or compiled in preparation for Regulatory Authority meetings, regulatory applications, submissions, dossiers, notifications, registrations, Regulatory Approvals and/or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable for the Development, manufacture, market, sale, or Commercialization of a Licensed Product in a particular regulatory jurisdiction.

1.60 “Required Post-Approval Study” means a human clinical trial of a Product that (i) is required, requested or advised by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Regulatory Approval and is conducted after receipt of such Regulatory Approval (whether the trial is commenced prior to or after receipt of such Regulatory Approval).

1.61 “Safety Reasons” means it is a Party’s reasonable belief, that there is an unacceptable risk for harm in humans based upon: (i) pre-clinical safety data, including data from animal toxicology studies; or (ii) the observation of serious adverse effects in humans after a Licensed Product has been administered to or taken by humans, such as during a clinical trial or after the First Commercial Sale of such Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.62 “Sales and Medical Representatives” means employees of a Party who are responsible for performing Detailing activities or medical education activities in connection with the Promotion of a Licensed Product.

1.63 “Sole Invention” means any Invention invented or discovered solely by or on behalf of a Party following the Effective Date, including by its employees, contractors and/or agents.

1.64 “Stopping Criteria” means the safety criteria for ceasing Development of the Licensed Compound as mutually agreed to by the Parties’ representatives at the JDC and set forth in the Partner Development Plan.

1.65 “Sublicense” means any agreement (i) by which ZAI or an Affiliate of ZAI grants a sublicense to a Third Party under the rights licensed to ZAI under this Agreement with respect to the Licensed Compound or Licensed Product, including without limitation any license, sublicense, co-development, joint venture, Development and Commercialization collaboration or similar transaction involving the grant of a sublicense, and including any further sublicense of such rights by such Third Party to any other Third Party, but excluding subcontracts with Approved Contractors to conduct certain development, manufacture and/or commercialization activities by or on behalf of ZAI, even though a limited license may be granted in order for such Approved Contractor to conduct such activities; or (ii) by which BMS or an Affiliate of BMS grants a license to a Third Party or such Third Party grants a sublicense thereunder to another Third Party, in each case with respect to one or more Licensed Compound(s) and Licensed Product(s) for Commercialization in the Partner Territory.

1.66 “Sublicensee” means any Third Party granted a Sublicense by ZAI or an Affiliate of ZAI with respect to the Licensed Compound or any Licensed Product, or any Third Party granted a Sublicense by BMS or an Affiliate of BMS, and in each case shall also include any Third Party to whom such rights are transferred through further sublicense by a Sublicensee. For clarity, Sublicensee shall exclude Third-Party contractors, including without limitation, contract manufacturers, service providers, distributors, contract sales organizations and resellers.

1.67 “Territory” means (a) with respect to BMS, the BMS Territory and (b) with respect to ZAI, the Partner Territory.

1.68 “Third Party” means any Person other than: ZAI, BMS, and their respective Affiliates.

1.69 “Third Party License Payments” means the following payments to the extent due and payable after the Effective Date: (a) [*], (b) [*] and (c) [*], in each case payable by a Party to a Third Party under agreements entered into, subject to the terms of this Agreement, after the Effective Date in consideration of any rights necessary or useful for the manufacture, importation, or distribution of a Licensed Product in each case ((a)-(c)), in or for the Partner Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.70 “United States” or “U.S.” means the United States of America and its territories and possessions (including, without limitation, Puerto Rico).

1.71 “Valid Claim” means a claim of (i) an issued and unexpired patent or a supplementary protection certificate, which claim has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, opposition procedure, nullity suit or otherwise, or (ii) a pending patent application; provided, however, that if a claim of a pending patent application shall not have issued within [*] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

TERM	SECTION DEFINED
Adverse Impact	3.6

Agreement	Introduction

Alliance Managers	3.14

BMS	Introduction

China Commercialization Plan	6.2(b)(ii)

CMC	4.1

Compliance Committee	6.4

Competing Activities	2.5(a)

Consented Sublicensee	2.2

Co-Promoted Product	6.2(a)

Co-Promotion Notice	6.2(a)

Cure Period	13.2(b)(i)

Disclosing Party	11.1

Discount	1.47(a)

District Court	15.8

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Election Period	6.2(a)

Effective Date	Introduction

Force Majeure	15.3

Indemnification Claim	12.3

Indemnitee	12.3

Indemnitor	12.3

Joint Commercialization Committee/JCC	3.7

Joint Development Committee / JDC	3.1

Losses and Claims	12.1

Partner Development Plan	5.3

Party	Introduction

Party Vote	3.5

Pharmacovigilance Agreement	5.10

Post-Execution Affiliate	2.5(a)

Prior CDA	11.4

Receiving Party	11.1

Regulatory Filing Notice	6.2(a)

Royalty Term	9.4

ZAI	Introduction

ZAI Commercialization Opt-Out Date	6.3

ZAI Exclusivity Period	2.5(a)

Subject Transaction	2.5(a)

Term	13.1

Working Team	3.13

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	LICENSE GRANTS

2.1 Licenses.

(a) BMS Patent Rights and BMS Know-How. Subject to the terms and conditions set forth in this Agreement (including, without limitation, the reservation of rights in Section 2.4), BMS hereby grants to ZAI (i) an exclusive (subject to BMS right to co-promote Licensed Product as set forth in Section 6.2 and ZAI’s right to opt-out of commercialization of Licensed Product as set forth in Section 6.3) license under the BMS Patent Rights and BMS Know-How to make, have made, use, offer for sale, sell, import and otherwise Commercialize Licensed Products solely in the Partner Territory and in the Field; and (ii) an exclusive license under the BMS Patent Rights and BMS Know-How to conduct Development activities in the Development Territory for the purpose of obtaining Regulatory Approval of the Licensed Product in the Partner Territory in the Field, solely in accordance with Section 5.1. The foregoing licenses are non-transferable (except in accordance with Section 15.4), and sublicensable solely in accordance with Section 2.2.

(b) Co-Exclusivity. Neither Party shall grant any Third Party the right to Commercialize the Licensed Product in the Partner Territory in the Field other than (i) subject to Section 2.2, to one Sublicensee that exercises such right on behalf of such Party, or (ii) one or more contract sales organizations (“CSOs”) in accordance with Section 6.2(h).

2.2 Sublicenses.

(a) Subject to Sections 2.2(b) and 2.2(c) and 5.9 below, neither Party shall grant any Sublicense to any Third Party without the prior written consent of the other Party. For clarity, each Party shall have the right to perform any of its obligations or exercise any of its rights under this Agreement through one or more Affiliates of such Party without the other Party’s prior consent ; provided that (a) any such performance or exercise shall not have any adverse tax or financial impact on the other Party and (b) such first Party shall be fully responsible for its Affiliates’ performance hereunder.

(b) In the event that BMS does not exercise its option to co-Promote the Licensed Product pursuant to Section 6.2, ZAI shall have the right to sublicense Commercialization rights for the Licensed Product, [*].

(c) In the event ZAI elects ZAI Commercialization Opt Out pursuant to Section 6.3, BMS shall have the right to grant Sublicenses without the prior written consent of ZAI.

(d) In the event that a Party grants a Sublicense to a Third Party, the following terms and conditions shall apply:

(i) such Sublicense shall be consistent with the terms and conditions of this Agreement (including the geographic limitations), and shall not impair (A) the sublicensing Party’s ability to perform its obligations under this Agreement or (B) the non-sublicensing Party’s rights under this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) promptly after the execution of such Sublicense, the sublicensing Party shall provide a copy of such Sublicense to the non-sublicensing Party with financial and other confidential or proprietary commercial terms redacted (to the extent that such other commercial terms are not reasonably necessary for the non-sublicensing Party to determine the sublicensing Party’s compliance with and payment obligations under this Agreement);

(iii) The sublicensing Party shall remain responsible for the performance of this Agreement, the payment of all payments due, and making reports and keeping books and records, and shall use commercially reasonable efforts to monitor such Sublicensee’s compliance with the terms of such Sublicense; and

(iv) any rights granted by ZAI in a Sublicense (to the extent such sublicensed rights are granted to ZAI in this Agreement) shall [*]; provided that each such Sublicensee shall [*].

(e) It shall be a material breach of this Agreement for either Party to enter into any Sublicense hereunder not in material compliance with this Section 2.2

2.3 No Implied Licenses. Except as expressly set forth herein, no license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise for any purpose. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

2.4 Retained Rights. Subject to the terms and conditions of this Agreement including Section 2.5, as between the Parties, all rights with respect to BMS Patent Rights and BMS Know-How not expressly granted under Sections 2.1 and 2.2 (including rights to products incorporating Licensed Compound for use outside the Field) are reserved by BMS and may be used or practiced by BMS for any purpose. Without limiting the foregoing and subject to the provisions of this Agreement, BMS retains any and all rights under the BMS Patent Rights and BMS Know-How to make, have made, use, sell, have sold, offer to sell, export or import the Licensed Compound and Licensed Product(s) for use in the BMS Territory for any purpose, including the right to conduct Development activities in the BMS Territory [*] to support Development and/or Commercialization of the Licensed Compound and Licensed Product(s) in the BMS Territory. Subject to the terms and conditions of this Agreement, including Section 2.5, BMS also expressly reserves and retains, under the BMS Patent Rights and BMS Know-How, the worldwide (i) right to make, have made and use the Licensed Compound for any internal research purposes (including but not limited to for purposes of screening in support of BMS’ internal research programs), (ii) right to support the filing and prosecution of patent applications, and (iii) exclusive right to make, have made and use the Licensed Compound for use as an intermediate or starting material in the manufacture of any compound which is not the Licensed Compound. In the event that BMS develops or commercializes a Licensed Product in the Partner Territory outside of the Field, the Parties will negotiate in good faith with respect to an agreement to address operational issues relating to pharmacovigilance, measurement of Net Sales of Licensed Product in the Field (as opposed to outside of the Field), the co-promotion by BMS of Licensed Product in the Field (including allocation of BMS’ promotional efforts for purposes of determining Allowable Expenses hereunder) and other similar issues that may arise as a result of such development or commercialization.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.5 Exclusivity.

(a) ZAI

(i) Generally. ZAI agrees, on behalf of itself and its Affiliates, to not work independently of this Agreement for itself or any Third Party to (A) [*] with respect to a Competitive Product in the Partner Territory, for a period starting on the Effective Date and ending on the date which is the earlier of (x) [*] or (y) [*] or (B) [*] a Competitive Product in the Partner Territory, for a period starting on the Effective Date and ending on the date which is the earlier of (I) [*] or (II) [*] (such period, the “ZAI Exclusivity Period”).

(ii) No Development or Commercialization Outside the Territory or the Field. ZAI agrees, on behalf of itself and its Affiliates, that it shall not work independently of this Agreement for itself or any Third Party to (1) conduct any clinical development of a Licensed Product outside of the Development Territory, (2) conduct any commercialization or manufacture of a Licensed Product outside of the Partner Territory, or (3) conduct any clinical development or manufacture or commercialization of a Licensed Product outside of the Field anywhere in the world.

(iii) Acquisition of a Competitive Product. In the event that ZAI (or any of its Affiliates) enters into a transaction in which ZAI (or any of its Affiliates) merges, consolidates with, is otherwise acquired by or acquires a Third Party (including through a Change of Control transaction) and such Third Party is engaged in activities that would be prohibited under Section 2.5(a) or (b) if conducted by ZAI (the “Competing Activities”) (such transaction hereinafter referred to as a “Subject Transaction”), then the Third Party in the Subject Transaction shall be deemed an Affiliate of ZAI after the effective date of the Subject Transaction (such Affiliate, a “Post-Execution Affiliate”). ZAI shall provide notice to BMS, within [*] Business Days after the closing of the Subject Transaction, specifying the identity of the Post-Execution Affiliate and describing in reasonable detail, to the extent permitted by Applicable Law and without disclosing any proprietary information, the Competing Activities. At BMS’s request, ZAI shall (i) enter into a definitive agreement with a Third Party to Divest such Competing Product (other than as part of any Hold Separate Transaction) within [*] after the closing of such Subject Transaction, or, if such Divestiture is subject to the terms of a Hold Separate Transaction, within [*] after the closing of the Subject Transaction; (ii) discontinue sales of the Competing Product no later than [*] after the closing of such Subject Transaction; or (iii) terminate this Agreement with all rights granted to ZAI hereunder reverting to BMS. “Hold Separate Transaction” means any “hold separate” transaction (whether through the establishment of a trust or otherwise) involving the proposed sale of a Competing Product pursuant to an agreement with any governmental authority responsible for antitrust laws. “Divest” or “Divestiture” means, with respect to any Competing Product, (A) the sale, exclusive license or other transfer of all of the right, title and interest in and to such Competing Product, including all technology, intellectual property and other assets relating solely thereto, to an independent Third Party, without the retention or reservation of any rights, license or interest (other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

than solely an economic interest and customary residual rights in the event of a termination) in such Competing Product, or (B) the complete shutdown of the Competing Product such that no technology, intellectual property or other asset relating thereto is used by ZAI or its Affiliates and delivery of written confirmation from ZAI to BMS that ZAI and its Affiliates covenant not to use any technology, intellectual property and assets solely relating to such Competing Product during the ZAI Exclusivity Period (as applicable, with respect to development or commercialization).

(b) BMS. BMS agrees, on behalf of itself and its Affiliates, to not work independently of this Agreement for itself or any Third Party to [*] a Competitive Product [*], in each case in the Partner Territory, for a period starting on the Effective Date and ending on the date which is [*].

3.	GOVERNANCE

3.1 Establishment of JDC. The Parties will establish a joint development committee to review and oversee the Development activities of the Parties in accordance with the Partner Development Plan and to coordinate the Development activities of the Parties and Third Parties acting under their authority (the “Joint Development Committee” or “JDC”). The names of the initial members of the JDC (to the extent known as of the Execution Date) are set forth on Schedule 3.1. The JDC will initially consist of one (1) representative from each Party. The JDC may change its size from time to time by mutual consent of the Parties, provided that the JDC will consist at all times of an equal number of representatives of each of ZAI and BMS. Each Party may at any time appoint different JDC representatives with appropriate expertise by written notice to the other Party.

3.2 Chairpersons of JDC. Each of ZAI and BMS will select from their representatives (in the event that the JDC consists of more than one representative from each Party) a co-chairperson for the JDC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The co-chairpersons of the JDC will be responsible for calling meetings, preparing and circulating an agenda and relevant materials (including drafts of, updates to, or any proposed changes to a Partner Development Plan) to the other Party at least ten (10) business days in advance of each meeting, and preparing and issuing minutes of each meeting within ten (10) business days thereafter.

3.3 JDC Responsibilities. The JDC shall be responsible for overseeing and coordinating the Development of the Licensed Compound in the Partner Territory and in the Field, including (i) reviewing and approving changes to the Partner Development Plan, (ii) reviewing the Parties’ Development activities and progress against the Partner Development Plan, (iii) evaluating the Partner Development Plan outcomes against the Stopping Criteria, and (iv) reviewing, discussing and coordinating scientific presentations and publication plans with respect to the Licensed Compound, Licensed Product and any results arising therefrom during the course of the Partner Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.4 JDC Meetings. The JDC will hold meetings (either in person or by teleconference) at such times and places as the co-chairpersons may reasonably determine at any time or from time-to-time. Each Party will bear its own costs associated with attending meetings. Each individual attending any JDC meeting hereunder (whether as a JDC member or invitee) shall be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party (for clarity, this may be through employment agreements with such individuals).

3.5 Decision-Making at the JDC. [*] concerning the Development of the Licensed Compound pursuant to the Partner Development Plan in the Partner Territory, if applicable, shall [*]. [*], including (for clarity) any [*] or [*], shall require unanimous consent of the JDC; provided that with respect to [*], and subject to Sections [*], [*] shall not unreasonably withhold its consent so long as [*]. The members of each Party on the JDC shall collectively have one vote (the “Party Vote”). Except as otherwise provided above or in Section 3.6 below, decisions of the JDC shall be made by unanimity of the Party Votes, provided that at least one (1) representative from each Party participates in such vote. In the event that the JDC does not reach unanimity with respect to a particular matter, and the JDC is unable to resolve the dispute after endeavoring for fifteen (15) business days to do so, then either Party may, by written notice to the other, have such matter referred to the Parties’ Executive Officers, who shall meet promptly (either in person or via teleconference) and negotiate in good faith to resolve the dispute.

3.6 Term of the JDC. The JDC shall have no further responsibility and shall be dissolved upon the cessation of all Development activities with respect to Licensed Products or upon mutual agreement of the Parties.

3.7 Establishment of JCC. In the event that any Licensed Product becomes a Co-Promoted Product, as soon as practicable after such designation, the Parties shall establish a joint committee that will oversee and facilitate communications between the Parties with respect to the Commercialization of the Licensed Product(s) (such committee, the “Joint Commercialization Committee” or “JCC”). Each Party will initially appoint three (3) representatives with appropriate expertise to the JCC. Each Party will also appoint a finance representative to the JCC to coordinate financial flows, financial reporting and other financial related matters as applicable. The JCC may change its size from time to time by mutual consent of the Parties, provided that the JCC will consist at all times of an equal number of representatives of each of ZAI and BMS. Each Party may at any time appoint different JCC representatives with appropriate expertise by written notice to the other Party.

3.8 Chairpersons of JCC. Each of ZAI and BMS will select from their representatives a co-chairperson for the JCC, and each Party may change its designated co-chairperson from time to time upon written notice to the other Party. The co-chairpersons of the JCC will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within thirty (30) days thereafter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.9 JCC Responsibilities. The JCC will oversee the Commercialization strategy of the Licensed Product(s) in the Partner Territory, review and approve the China Commercialization Plan and any amendment thereof, and oversee the implementation of the China Commercialization Plan, in addition to performing other responsibilities explicitly assigned to it in this Agreement, including establishing FTE Rate.

3.10 JCC Meetings. The JCC will hold meetings (either in person or by teleconference) at such times and places as the co-chairpersons may reasonably determine, provided that, unless the Parties agree otherwise, the JCC will meet quarterly. Each Party will bear its own costs associated with attending meetings. Each individual attending any JCC meeting hereunder (whether as a JCC member or invitee) shall be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party (for clarity, this may be through employment agreements with such individuals).

3.11 Decision-Making at the JCC. Decisions of the JCC shall be made by consensus of the members present (either in person or via teleconference) at any JCC meeting, with at least one (1) representative from each Party participating in such vote. In the event that the JCC cannot reach unanimity with respect to a particular matter within its authority, and the JCC is unable to resolve the dispute after endeavoring for fifteen (15) business days to do so, then either Party may, by written notice to the other, have such matter referred to the Parties’ Executive Officers, who shall meet promptly (either in person or via teleconference) and negotiate in good faith to resolve the dispute. In the event the Parties’ Executive Officers cannot resolve such dispute within fifteen (15) business days after such matter is referred to them, [*] shall have the final decision-making authority, subject to the following limitations: (a) all decisions shall be made in good faith, with due regard for the impact of such decisions on the Licensed Products [*], (b) no decision by [*] shall violate or breach any term or condition of this Agreement, and (c) [*] shall not have the final decision making authority on matters that require consensus of the Parties, as expressly set forth in this Agreement. Notwithstanding anything to the contrary, (i) [*], shall require unanimous consent of the JCC, (ii) in the event that the Parties fail to agree with respect to [*], then the matter shall be subject to dispute resolution and arbitration pursuant to Article 14; (iii) in the event of any disagreement of the Parties with respect to [*], [*] shall remain in effect unless and until the Parties reach agreement [*]; provided that if both Parties [*] that [*] then [*]; and provided further that if both Parties [*] then [*], and (iv) any dispute regarding whether [*] shall be finally resolved by arbitration in accordance with Section 14.2. For clarity, [*] shall have final-decision-making authority with respect to [*], in each case in accordance with [*] as mutually agreed by the Parties.

3.12 Limitations on authority of JDC and JCC. The JDC and JCC will have sole authority with respect to the responsibilities assigned to such committees in Section 3.4 and Section 3.9, respectively, and elsewhere in this Agreement. Neither the JDC nor the JCC will have any authority to amend, modify or waive compliance with this Agreement. For clarity, neither BMS nor ZAI will have any right to unilaterally modify, amend or waive its own compliance with the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.13 Working Teams. From time to time, the JDC or JCC may establish and delegate duties to other committees, sub committees or directed teams (each, a “Working Team”) on an “as needed” basis to oversee particular projects or activities, which delegations shall be reflected in the minutes of the meetings of the applicable committee. Such Working Teams may be established on an ad hoc basis for purposes of a specific project or on such other basis as the JDC or JCC, as the case may be, may determine, and shall be constituted and shall operate as the establishing committee may determine; provided that each Working Team shall have substantive representation from each Party and decision making shall be by consensus, with each Party’s representatives on the applicable Working Team collectively having one vote on all matters brought before the Working Team. Each Working Team and its activities shall be subject to the oversight, review and approval of, and shall report to, the committee that established such Working Team. In no event shall the authority of the Working Team exceed that specified for the relevant Committee in this Article 3.

3.14 Alliance Managers. Each Party shall appoint a single individual to act as the primary point of contact between the Parties in connection with the Development and Commercialization of the Licensed Compound and Licensed Product(s) (the ”Alliance Managers”). Each Party may at any time appoint a different Alliance Manager by written notice to the other Party and may elect, upon mutual agreement by the Parties, to eliminate the responsibilities of the Alliance Managers. The Alliance Managers will (i) use good faith efforts to attend all meetings of the JDC and (if applicable) the JCC, but shall be non-voting members at such meetings, and (ii) be the first point of referral for all matters of conflict resolution, and bring disputes to the attention of the JDC or JCC in a timely manner. From time to time, the Parties may establish additional committees and/or subcommittees as needed to coordinate and oversee the collaboration under this Agreement.

4.	TRANSFER OF KNOW-HOW AND MATERIALS

4.1 Documentation. ZAI hereby acknowledges that BMS has provided to ZAI, prior to the Effective Date, the scientific, regulatory, and chemistry, manufacturing and controls (“CMC”) documents. All such documentation previously provided by BMS is and shall remain the sole property of BMS and is Confidential Information of BMS (subject to Section 11.1(b), whether or not marked as such) and shall not be used by ZAI for any purpose other than Development or Commercialization of the Licensed Compound and Licensed Product(s) in the Partner Territory in accordance with this Agreement and to conduct manufacturing activities in accordance with this Agreement (including engaging Third Party contract manufacturer to conduct such manufacturing activities). Without limiting the foregoing, the CMC documentation provided by BMS and described in this Section 4.1 shall be used by ZAI solely for purposes of developing and submitting applications for, and obtaining, Regulatory Approvals in accordance with this Agreement. ZAI shall not make copies of such CMC documentation other than a reasonable number of paper and electronic copies as necessary purposes of developing and submitting applications for, and obtaining, such Regulatory Approvals. ZAI shall use reasonable efforts to prevent access to such CMC documentation by any person or entity other than employees of ZAI and Regulatory Authorities in the Partner Territory.

Notwithstanding the foregoing, if at any time during the Term of this Agreement ZAI identifies particular documents, data or information that are within the BMS Know-How, but were not previously delivered to ZAI, and that are reasonably necessary for the continued manufacture, Development or Commercialization of the Licensed Compound or Licensed Product (including without limitation materials requested in connection with an audit or other inquiry by a Regulatory Authority), BMS shall promptly provide such material to ZAI upon request to the extent that such items are in BMS’ possession and are reasonably available without undue searching.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2 Materials. As soon as practicable after the Effective Date, BMS shall provide to ZAI, in a manner to be agreed by the Parties, the quantities of Licensed Compound and other materials encompassed in the BMS Know-How. Such Licensed Compound and materials shall be provided [*]; provided that [*] such Licensed Compound and materials. In connection with the supply of such Licensed Compound and materials, BMS shall also provide ZAI with relevant batch records, certificate of analysis and certificate of compliance. All materials provided by BMS hereunder shall not be used by ZAI for any purpose other than Development or Commercialization of the Licensed Compound and Licensed Product(s) in the Partner Territory in accordance with this Agreement. ZAI acknowledges that suitability of Licensed Compound (and related materials) for GMP use will be established only upon completion of the re-testing of these materials for such purposes. The requalification of these materials will be done on batch-by-batch basis, as necessary. BMS may elect, but shall have no obligation, to provide additional materials in its possession which may be useful, but not necessary, for the Development or Commercialization of Licensed Product(s), and any such materials shall be treated in accordance with this Section 4.2.

4.3 Technical Assistance. For a period of six (6) months subsequent to the Effective Date, BMS shall provide ZAI or its Permitted Contractor(s) with reasonable access to BMS personnel (but not BMS manufacturing facilities) reasonably knowledgeable in the research and Development of the Licensed Compound for consulting advice with respect to the Licensed Compound, provided that (i) such access shall be requested and coordinated through the Alliance Managers, (ii) such access shall not be used, and is not intended, to supplement or replace ZAI’s Development or Regulatory Activity responsibilities pursuant to Article 5 hereof, (iii) any costs of such support shall be borne by ZAI, and (iv) BMS makes no warranty, express or implied, that ZAI shall be able to successfully implement and use the BMS Know-How.

5.	DEVELOPMENT

5.1 Development of Licensed Product(s). ZAI shall use Commercially Reasonable Efforts to Develop the Licensed Product(s) to obtain Regulatory Approval in the Partner Territory, including but not limited to, using Commercially Reasonable Efforts to carry out Development (including Regulatory Activities as set forth in Section 5.4) of the Licensed Product(s) in accordance with the Partner Development Plan. ZAI shall have sole responsibility for resourcing and funding, and shall bear one hundred percent (100%) of the Development and Regulatory Costs with respect to the Development of the Licensed Product(s) for the Partner Territory. For clarity, ZAI shall have the right to conduct Development activities of the Licensed Product throughout the Development Territory for the purpose of obtaining Regulatory Approval of the Licensed Product in the Partner Territory, and ZAI shall bear the cost of such Development activities.

5.2 Conduct. ZAI shall conduct all of its Development activities (including any Required Post-Approval Study) in accordance with the Partner Development Plan and shall conduct any Phase IV Clinical Trial and other post-approval study plans in accordance with the China Commercialization Plan, and (in each case) in compliance with Applicable Law, including GCP, to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

achieve its objectives consistent with the use of Commercially Reasonable Efforts. ZAI shall establish, and share with the JDC, internal procedures (including, without limitation, internal firewalls) to reasonably ensure such compliance and [*] and [*] with respect thereto. At BMS’ request, ZAI shall provide BMS with its internal procedures to [*] and to allow BMS to tour or audit ZAI’s (or any of its Permitted Contractor’s) research facility as needed to understand how such procedures are implemented; provided that (i) such tour or audit shall be conducted at BMS’ cost, at a frequency of no more than [*], and upon reasonable advance notice at mutually agreed upon times during normal business hours and (ii) any information obtained by BMS during such tour shall be ZAI’s Confidential Information and each BMS personnel visiting ZAI’s facilities shall be bound by reasonable and customary confidentiality obligations in writing.

5.3 Partner Development Plan. The Development of the Licensed Product(s) shall be conducted by ZAI pursuant to a Development plan that will include a description of the activities to be performed in support of the Development of the Licensed Product(s) in the Partner Territory, projected timelines for completion of such activities and Stopping Criteria with respect to the Development of the Licensed Product(s) in the Partner Territory (the “Partner Development Plan”). The initial Partner Development Plan agreed to by the Parties is attached hereto as Appendix 1. Any material changes to the Partner Development Plan shall be drafted by ZAI and shared with BMS, including the addition of any clinical trial protocols or any changes thereto, and [*]. In the event of any proposed change to the Partner Development Plan as a result of any interaction with any Regulatory Authority, the JDC shall meet as promptly as practicable to review and discuss any such proposed changes and determine an appropriate revision (if any) to the Partner Development Plan.

5.4 Regulatory Activities. ZAI will apply for (and maintain) Regulatory Approval of Licensed Products. ZAI will have the lead role with respect to preparation of all Regulatory Materials and all communications and interactions with Regulatory Authorities, both prior to and subsequent to Regulatory Approval. BMS will have a participatory consulting role in all material Regulatory Activities, including development of regulatory strategy, and review of filings and meetings. ZAI will file all required regulatory dossiers to obtain (and maintain) Regulatory Approvals, and will be the holder of such Regulatory Approvals.

5.5 Regulatory Materials and Meetings. ZAI shall promptly provide BMS with an electronic copy of all Regulatory Materials and correspondence with Regulatory Authorities by ZAI with respect to the Development of the Licensed Product(s), including an accompanying good-faith English language translation to the extent practicable. During the time period that ZAI is conducting the Partner Development Plan, to the extent legally permissible and practicable, ZAI shall provide BMS prior notice with respect to all meetings, conferences and discussions with Regulatory Authorities (including advisory committee meetings and any other meeting of experts convened by a Regulatory Authority concerning any topic relevant to the Licensed Product(s)), provided however, ZAI is not obligated to provide BMS prior notice for meetings, conferences or discussions with Regulatory Authorities that are informal or not previously scheduled. ZAI shall provide such notice within five (5) Business Days after ZAI receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give BMS a reasonable opportunity to participate in such meetings, conferences and discussions). BMS will be

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

entitled to be present at, and to participate in, all such meetings, conferences or discussions with Regulatory Authorities to the extent permitted under Applicable Laws, provided, however, in the event that, in ZAI’s reasonable judgment, BMS’ attendance of any meeting, conference or discussion with any Regulatory Authority in the Partner Territory will negatively affect the outcome of such meeting, conference or discussion, BMS shall defer to ZAI’s reasonable judgment.

5.6 Records, Payments and Reporting.

(a) Records. ZAI shall maintain complete and accurate records of all work conducted by or on behalf of ZAI in furtherance of the Development of Licensed Product(s) and all material results, Data and developments made in conducting such activities. Such records shall be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with Applicable Law. If BMS believes in good faith that ZAI may not be complying with its obligations under this Section 5.6, BMS shall provide written notice thereof to ZAI identifying the basis for BMS’ good faith belief, and ZAI shall allow an internal BMS audit team or an independent Third Party selected by BMS and reasonably acceptable to ZAI to review such records on behalf of BMS to verify that ZAI is complying with this Section 5.6, provided that any information obtained by BMS during such review shall be deemed Confidential Information of ZAI and further provided that any such independent Third Party shall be bound by reasonable and customary confidentiality obligations in writing. Such review shall be conducted at a frequency no more than [*], at BMS’ cost, and upon reasonable advance notice at mutually agreed upon times during normal ZAI business hours.

(b) Periodic Reporting. ZAI will provide to BMS, [*] per Calendar Year (such dates to be determined by the JDC), a report, in English, describing in reasonable detail ZAI’s activities and progress related to the Development of the Licensed Product(s) pursuant to the Partner Development Plan. The form of this report will be discussed and agreed to by BMS and ZAI.

(c) Regulatory Filings. ZAI shall provide electronic copies of the entire regulatory filing for the Licensed Product in the Partner Territory to BMS promptly after such regulatory filings are updated with Regulatory Authorities.

5.7 Sharing of Regulatory Data; Rights of Reference.

(a) Generally. Subject to Section 5.7(b) below, the Parties intend that the Data generated by ZAI in connection with the Development of the Licensed Product(s) by ZAI may be used by BMS in support of obtaining Regulatory Approvals for the Licensed Product(s) in the BMS Territory. Accordingly, ZAI shall perform and shall cause its Affiliates and Approved Contractors to perform Development activities (including, without limitation, the manufacture of clinical supplies) in accordance with CFDA standards, except as otherwise approved by the JDC and reflected in the written minutes of the JDC. All Data generated by or on behalf of ZAI shall be provided to BMS in Chinese or the original language in which such Data was recorded), including an accompanying good-faith English language translation to the extent practicable, provided that ZAI has no obligation to provide an English translation of any case report forms or other raw data or a certified English translation of any such documents. Each Party may use in support of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Material with a Regulatory Authority in connection with the Development of the Licensed Product(s) in its respective Territory (a) any Data generated by or on behalf of either Party in the Development of the Licensed Product(s), and (b) any filing or correspondence that either Party makes with a Regulatory Authority in a country in its respective Territory in connection with the Licensed Product(s). Each Party will have the right to cross-reference, file or incorporate by reference any Regulatory Materials (including Regulatory Approvals) in connection with exercising its rights and performing its obligations under this Agreement in its respective Territory, and the other Party shall promptly make any such filing with Regulatory Authorities as necessary to grant such right of reference upon request by the first Party.

(b) BMS’ Option Use of Regulatory Data for Development in the Field and in the BMS Territory. Without limiting the foregoing Section 5.7(a), within three (3) business days after the filing for Regulatory Approval of a Licensed Product in China, ZAI will provide BMS with a full clinical package existing as of such date (the “Data Disclosure Date”). Within [*] of receiving the complete clinical package, BMS will make a decision on whether it will develop the Licensed Compound and/or Licensed Product in the Field and in the BMS Territory (the “BMS Option Period”). If BMS decides to pursue the development of the Licensed Compound and/or Licensed Product in the Field and in the BMS Territory, BMS shall make the payments set forth in Section 8.4. In the event that BMS declines to develop the Licensed Product in Taiwan or Korea subsequent to the BMS Option Period, then the Partner Territory shall be expanded to include Taiwan and Korea on the same terms and conditions hereunder.

(c) BMS Data. Promptly after the Effective Date, BMS shall provide ZAI with copies of all Data that is reasonably necessary or reasonably useful for obtaining Regulatory Approval in the Partner Territory existing as of the Effective Date and which has not been transferred to ZAI prior to the Effective Date. In the event that BMS conducts any Development of the Licensed Product(s) anywhere in the world, BMS shall provide ZAI with all Data generated by or on behalf of BMS that is reasonably necessary or reasonably useful for obtaining Regulatory Approval in the Partner Territory. Such Data will be provided to ZAI as promptly as reasonably practicable but in any case subsequent to such Data being analyzed and summarized for purposes of decision-making by BMS. ZAI shall have the right to use and reference such Data in support of any Regulatory Materials for the Licensed Product in the Partner Territory as provided by Section 5.7(a). Without limiting the foregoing, BMS will provide ZAI, with respect to the [*], [*].

5.8 Regulatory Responsibilities and Costs. ZAI shall have sole responsibility for, and shall bear one hundred percent (100%) of all Development and Regulatory Costs related to the preparation of all Regulatory Materials and related submissions with respect to the Licensed Product(s) in the Partner Territory, and for meeting the requirements of all pre-approval inspections required by any Regulatory Authorities in the Partner Territory with respect to the Licensed Product, other than inspections of BMS’ facilities (if applicable), after the Effective Date and prior to the receipt of the applicable Regulatory Approval for the Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.9 Subcontracting. ZAI shall have the right to select subcontractors to perform Development activities hereunder, subject to BMS’ prior written approval, not to be unreasonably conditioned, withheld or delayed. Any such subcontractor that is approved by BMS in writing shall be deemed an “Approved Contractor” hereunder. As of the Effective Date, BMS has approved the subcontractors listed on Schedule 5.9 attached hereto. ZAI shall enter into an appropriate written agreement with any Approved Contractor such that (i) the Approved Contractor shall be bound by provisions that are consistent with all applicable provisions of this Agreement to the same extent as ZAI, (ii) BMS’ rights under this Agreement are not adversely effected, (iii) any such Approved Contractor to whom ZAI discloses Confidential Information of BMS shall enter into an appropriate written agreement obligating such Approved Contractor to be bound by obligations of confidentiality and restrictions on use of such BMS Confidential Information that are no less restrictive than the obligations in this Agreement, and (iv) such Approved Contractor agrees to assign or license (with the right to grant sublicenses) to ZAI any inventions related to the Licensed Compound or Licensed Product(s) (and any Patent covering such inventions) made by such Approved Contractor in performing such services for ZAI. ZAI shall have the right to grant a limited sublicense to such Approved Contractor under the license granted by BMS to ZAI under Section 2.1(a) solely for the Approved Contractor to perform the Development activities subcontracted to such Approved Contractor. Notwithstanding the foregoing, ZAI shall at all times be responsible for the performance of such Approved Contractor with respect to the Development activities subcontracted hereunder.

5.10 Pharmacovigilance. Subject to the terms of this Agreement, as needed, within three (3) months after the Execution Date, or notification to the Pharmacovigilance Departments of the execution date, the Parties (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities the Parties shall employ to protect patients and promote their well-being in connection with the use of the Licensed Compound or Licensed Product. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of Adverse Event reports, pregnancy reports, and any other information concerning the safety of any Licensed Compound or Licensed Product. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. Until such guidelines and procedures are set forth in a written agreement between the Parties (hereafter referred to as the “Pharmacovigilance Agreement”), the party responsible for Pharmacovigilance prior to execution of this Agreement shall have sole Pharmacovigilance responsibility for the Licensed Compound or Licensed Product subject to all applicable regulations and guidelines. In the event that this Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance reporting obligations are fulfilled. Any regulatory commitments relating to BMS’ prior development activities regarding the Licensed program in the Partner Territory prior to the Effective Date will remain the responsibility of BMS, and promptly after the Effective Date, BMS shall provide ZAI with pharmacovigilance data that is set forth in the Pharmacovigilance Agreement for the Licensed Product(s) obtained prior to the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.	COMMERCIALIZATION

6.1 Commercialization of Licensed Product(s). Subject to Sections 6.2 and 6.3 below, ZAI shall have the sole right to and responsibility for the Commercialization of Licensed Products in the Partner Territory, including manufacturing, selling, distributing and invoicing Licensed Products and would book one hundred percent (100%) of the sales, in the Partner Territory. ZAI shall conduct its Commercialization activities with respect to the Licensed Product in accordance with Applicable Law.

6.2 BMS Election to Co-Promote; Co-Commercialization.

(a) BMS Opt-In. BMS shall have a right, in BMS’s sole discretion, to co-promote any Licensed Product in the Partner Territory, as so elected by BMS and in the manner described below. ZAI shall notify BMS in writing (the “Regulatory Filing Notice”) within [*] after the filing for Regulatory Approval of a Licensed Product in China. Within [*] following delivery by ZAI of such Regulatory Filing Notice, as well as all information reasonably necessary for BMS to make a decision with respect to the option described herein (i.e. all development and regulatory information and any commercial information developed by ZAI) (such [*] period, the “Election Period”), in the event BMS desires to co-promote any such Licensed Product (a “Co-Promoted Product”), BMS shall, prior to the expiration of the Election Period, notify ZAI thereof in writing of its election to co-promote the Co-Promoted Product (a “Co-Promotion Notice”). Should BMS provide such Co-Promotion Notice to ZAI with respect to a Co-Promoted Product in relation to co-promotion rights for the Partner Territory, then, unless BMS has revoked its Co-Promotion Notice in writing prior to the end of the Co-Promotion Negotiation Period (as defined below), the Parties shall co-promote such Co-Promoted Product in the Partner Territory on the terms set forth herein, and BMS will make an option exercise fee of [*]. In the event of such exercise by BMS, there shall be no further payments due by BMS to ZAI pursuant to Section 8.1 (including, for clarity, any milestone payable upon Regulatory Approval of a Licensed Product).

(b) In General.

(i) Cost-Sharing. With respect to each Co-Promoted Product in the Partner Territory, BMS shall bear [*] of Commercialization Costs and ZAI shall bear [*] of Commercialization Costs. All Commercialization Costs incurred by the Parties in connection with the Commercialization of each Co-Promoted Product in the Partner Territory shall be included in the calculation of Operating Profit (or Losses) for such Co-Promoted Product, and shall be allocated between the Parties on a [*] basis in accordance with Section 8.2, with specific financial flow to be agreed by the Parties.

(ii) Plans and Budgets. The Parties shall prepare a Long-Term Commercialization Plan (which shall be non-binding), and an Annual Commercial Plan and Budget (which shall be binding) for the Co-Promoted Product in the Partner Territory (collectively, “China Commercialization Plan”) taking into consideration the market conditions and the competitive landscape regarding Licensed Products in China. The China Commercialization Plan shall be approved by the Parties through the JCC and shall:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(1) include all key strategic commercial decisions (messaging, branding, marketing, advertising, sales force, medical affairs, pricing, reimbursement, etc), key tactics for implementing those strategies, the relative responsibilities of the Parties in the execution of such tactics, and a detailed and specific commercialization budget, including both pre-launch and post-launch activities,

(2) include an equitable allocation of responsibilities and budget between the Parties, including their respective Detail FTE Requirements, Company Target Lists, and budgeted FTEs and Allowable Expenses,

(3) include pricing and reimbursement strategies, and allocation of responsibility for implementation of pricing and reimbursement related activities under the strategy as approved by the JCC, unless otherwise agreed by the JCC,

(4) include plans for Phase IV Clinical Trials and other post-marketing approval studies with respect to Co-Promoted Product, and each Parties’ responsibilities with respect to such studies, if desirable,

(5) include other information as mutually agreed by the Parties,

(6) be updated on an annual basis by the JCC, with [*] responsible for providing the first draft for [*] JCC consideration.

(iii) Decision-Making. All aspects of the China Commercialization Plan will be determined by consensus of the Parties through the JCC in accordance with (and except as set forth in) Section 3.11.

(iv) Creation of Plans. The initial China Commercialization Plan shall be generated by [*] as soon as practicable upon the establishment of the JCC, and in any event no later than [*] prior to the anticipated date of the First Commercial Sale of a given Co-Promoted Product in the Partner Territory for review and comment by [*]. Thereafter, [*] shall submit on an annual basis a China Commercialization Plan for such year to the JCC for review, comment and approval. Each such submission shall be no later than [*] of the Calendar Year immediately preceding the year covered by such China Commercialization Plan, with a goal of having the China Commercialization Plan reviewed and approved by [*] of such immediately preceding Calendar Year. Each updated China Commercialization Plan, once approved by the JCC, shall become effective and supersede the previous China Commercialization Plan as of the date of such approval or at such other time decided by the JCC. The JCC shall not approve a China Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between the China Commercialization Plan, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall prevail, unless otherwise expressly agreed by the Parties in writing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Market Access Activities. The JCC shall determine the Parties’ strategy with respect to Market Access Activities as part of the China Commercialization Plan, and the Parties’ responsibilities with respect to the implementation of such strategy subject to this Section 6.2(c).

(d) Diligence Regarding Commercialization. BMS and ZAI each shall use Commercially Reasonable Efforts (a) to develop and agree on the China Commercialization Plan in accordance with Section 3.11, and (b) to Commercialize and otherwise perform the Commercialization activities and Market Access Activities assigned to it in respect of the Co-Promoted Products in the Partner Territory in accordance with the then-current China Commercialization Plan. Once a China Commercialization Plan has been adopted, each Party shall independently be responsible for day-to-day implementation of the responsibilities allocated to it thereunder, including tactical and operational execution of its responsibilities and shall independently make and implement decisions and allocate resources designed to advance progress with respect to the objectives set forth in, and designed to ensure that it meets its obligations with respect to, such China Commercialization Plan; provided that such implementation is not inconsistent with the terms of this Agreement or the decision of the JCC within the scope of its authority and each Party shall keep the other Party informed as to the progress of its activities as reasonably requested by the other Party.

(e) Determination of Commercialization Costs. As part of the process of producing each China Commercialization Plan in accordance with Section 6.2(b)(ii), the Parties shall use Commercially Reasonable Efforts to determine the internal personnel and other resources and out-of-pocket costs required for the Commercialization of Co-Promoted Products in the Partner Territory for such year and for each calendar quarter within such year and establish, as part of the China Commercialization Plan, a budget for the Commercialization of the Co-Promoted Product in the Partner Territory for the applicable year. All such internal personnel and resources, with the exception of Detailing Costs, will be expressed in terms of FTEs and the budgeted cost calculated using the relevant FTE Rates.

(f) Overruns with Respect to Commercialization Costs. If the total costs incurred by a Party (the “Over-Budget Party”) in performing its responsibilities for a specifically identifiable activity or project (over the life of such activity or project) under a China Commercialization Plan (as amended in accordance with Section 6.2(b)) in the Partner Territory exceed those set forth in the budget allocable to such Party’s responsibilities for such activity or project, then each Party shall continue to bear its share of the Allowable Expenses attributable to such activity or project in excess of such budget (“Excess Costs”), except that, to the extent such Excess Costs exceeds [*] of the budgeted amount for such activity or project, the Party incurring such Excess Costs shall present a summary of such costs to the JCC for purposes of addressing such overrun and shall bear such Excess Costs (i.e., those Excess Costs that exceed [*] of the budgeted amount), unless the sharing of such Excess Costs is approved by mutual agreement of the JCC. The Parties shall use Commercially Reasonable Efforts, as appropriate, to mitigate any cost overrun.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g) Sales Efforts and Sales and Medical Representative Deployment.

(i) Percentage Effort and Penalties.

a. Except as set forth in Section 6.2(g)(iv) or Section 6.2(n) or otherwise agreed by the Parties by consensus at the JCC, BMS shall provide [*] of the total Detail FTE Requirements to healthcare providers on its Company Target List in the Partner Territory in each year, and ZAI shall provide [*] of the total Detail FTE Requirements to healthcare providers on its Company Target List in the Partner Territory in each year. For clarity, the JCC shall have the ability to mutually agree by consensus upon different sales force responsibilities (or allocations) for each Party and to modify the Parties’ respective Detail FTE Requirements.

b. If there is a material negative deviation in actual sales by a Party from the forecast set forth in China Commercialization Plan, and where such deviation is otherwise unexplained by then-prevailing commercial or regulatory circumstances relevant to the Co-Promoted Product in the Partner Territory (e.g. failure to achieve tendering success in a given province), then the other Party shall be entitled to audit such Party in accordance with Section 6.2(g)(ii) to determine whether such Party has met its Detail FTE Requirements.

c. If a Party believes that it (together with its Affiliates) will provide less than the aggregate number of Detail FTE Requirements to be provided by it for a year pursuant to the China Commercialization Plan, it shall promptly notify the other Party. Subject to the other terms and conditions of this Section 6.2(g) (including Sections 6.2(g)(ii), and 6.2(g)(iv)), if in any year a Party notifies the other Party that it will provide less than the aggregate number of Detail FTE Requirements required to be provided by it for such year pursuant to the terms of the applicable China Commercialization Plan, then such other Party shall be entitled (but shall not be obligated), to provide such additional Detail FTE Requirements as may be necessary to make up some or all of such shortfall.

d. In the event an audit conducted pursuant to Section 6.2(g)(i)(b) above reveals that a Party failed to satisfy its Detail FTE Requirements or a Party provides notice pursuant to subsection (c) above, such Party shall, to the extent that it fails to provide the requisite number of Detail FTE Requirements, (x) reimburse the other Party for the cost of such other Party’s replacing the unprovided Detail FTE Requirements (to the extent actually replaced by or on behalf of such other Party) at the same per Detail cost (i.e., not including any costs for hiring and training new sales representatives), or (y) to the extent such Details are not replaced, adjust the Net Profit/Net Loss split, such that the shortfall Party’s percentage of Net Profit for such year shall be decreased, and its share of Net Loss shall be increased, by a percentage equal to [*] of the percentage shortfall (starting at a [*] shortfall). Any amounts paid or payable pursuant to this Section 6.2(g)(i)(d) from one Party to the other Party shall not be included in Detailing Costs, Promotional Costs or Allowable Expenses.

e. For any year subsequent to a year in which a shortfall described in clauses (d) or (e) above exists, a Party’s Detail FTE Requirements for such subsequent year shall be reset in accordance with the China Commercialization Plan for such subsequent year. For clarity, the intent of this Section 6.2(g)(i)(e) is that any adjustment made for a Party’s shortfall pursuant to Section 6.2(g)(i)(d) shall be for the calendar year in which such adjustment is made, but shall not be carried over to the subsequent year’s China Commercialization Plan unless the Parties otherwise mutually agree.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

f. Subject to clause (g) below, and without limiting a Party’s rights under Article 13, the Parties agree that this Section 6.2(g)(i) is a Party’s sole and exclusive monetary remedy, and represents full and complete liquidated damages for, the other Party’s failure to achieve its Detail FTE Requirements in a year.

g. Without limiting a Party’s rights under Article 13, in the event that a Party has a shortfall in excess of [*] in fulfilling the Detail FTE Requirements allocated to such Party in the China Commercialization Plan for such years, then the other Party shall have the right to reduce the Detail FTE Requirements allocated to the first Party in the China Commercialization Plan in the subsequent calendar year(s) [*] by giving written notice to the other Party to such effect.

(ii) Allocation of Effort. Each China Commercialization Plan shall set forth a target provider list for each Party (each a “Company Target List”) for such year as agreed by the JCC by consensus. At least [*] of each Party’s Detail FTE Requirement for the applicable year shall be delivered to prescribers included on such Party’s Company Target List. Details by a Party’s Sales and Medical Representatives to prescribers who are not included on the Party’s Company Target List in excess of [*] of such Party’s Detail FTE Requirement for such year would not count towards such Party’s Details for purposes of Section 6.2(g)(i)

(iii) Recording.

(1) [*] shall provide to [*] [*] detailed sales reports setting forth the sales of the Co-Promoted Product in the Partner Territory for the previous [*] within [*] days of the end of each [*] during the Term. The general managers of each Party (or their directly reporting designees) in the Partner Territory shall have a telephone call each [*] to discuss such [*] report and review each Party’s performance.

(2) Each Party shall record the number of Detail FTE Requirements allocable to its Sales and Medical Representatives in the aggregate during each calendar month for the Co-Promoted Product in the Partner Territory, and promotional resources used, in each case in accordance with its normal practices in the Partner Territory. Such records shall be maintained for at least [*] years.

(3) Within [*] after the end of each [*], each Party shall report to the JCC the information set forth in clause (2) above with respect to such [*] in accordance with such instructions and procedures as may be specified by the JCC from time to time. Unless otherwise specified by the JCC, such reporting shall be consistent with applicable internal self-reporting procedures customarily employed by such Party for other similarly detailed and similarly reported pharmaceutical products to the target physician audience, consistently applied, and shall be supplemented by appropriate external reporting (e.g., IMS data) in such Party’s possession or control. Any other reports required by the JCC relating to a Party’s sales activities under this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement shall apply to both Parties equally and shall be provided within [*] (or within such other period as may be required by the JCC after the end of the applicable reporting period). At the request (and expense) of either Party, the other Party shall permit an independent Third Party auditor appointed by such Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable prior notice, to have access to the other Party’s internal sales call reporting system for the purpose of verifying such other Party’s determination of its satisfaction of its Detail FTE Requirements based on the Sales and Medical Representatives actually provided for the Co-Promoted Product for the Partner Territory by such Party, and the accuracy of any promotion data reports for the [*] period prior to the date of such audit, in order to confirm the accuracy of such reports; provided, that such audit right may not be exercised (1) unless there is a shortfall of sales by a Party and (2) no more than [*]; unless, the auditing Party has discovered a material error, in which case it shall be entitled to conduct such audits every [*] thereafter until the audited Party has taken reasonable steps designed to cure the problem relating to the inaccurate reporting. Any dispute between the Parties as to whether the Detail FTE Requirements have been met by a Party shall be finally resolved by arbitration in accordance with Section 14.2. The cost of any such independent Third Party auditor shall be [*]. In the event that the independent Third Party auditor determines a shortfall of a Party’s Detail FTE Requirements, then Section 6.2(g)(i) shall apply for such audited period for the shortfall amount determined by the independent Third Party auditor.

(iv) Quarterly Allocation. Each China Commercialization Plan shall set forth how each Party’s annual Detail FTE Requirements shall be allocated on a quarterly basis (the “Quarterly Detail Amount”) and, in the event a Party delivers in excess of [*] of such Party’s budgeted Quarterly Detail Amount for a particular quarter, then the number of such Party’s Detail FTE Requirements in excess of such [*] threshold shall be excluded from the calculation in determining if a Party’s obligations have been met with respect to such Party’s Detail FTE Requirements for such year under this Agreement, including the obligations set forth in Sections 6.2(g)(i), 6.2(g)(ii), 6.2(g)(iii) and this Section 6.2(g)(iv). Subject to its annual commitments, each Party shall provide not less than [*] of its quarterly aggregate budgeted Detail FTE Requirements in any given quarter, provided that in no event shall a Party provide less than [*] of its aggregate Detail FTE Requirements included in the China Commercialization Plan for such Party in a given year except pursuant to the rest of this subsection 6.2(g)(i).

(v) No More than [*] Products. A Party’s Sales and Medical Representatives that are Promoting a Co-Promoted Product shall not conduct promotional activities for more than [*] other than such Co-Promoted Product.

(vi) Costs of Sales and Medical Representatives. The costs of each Party’s Sales and Medical Representatives for the Partner Territory that are actually incurred and attributable to a Co-Promoted Product shall be taken into account for the determination of Commercialization Costs and Allowable Expenses in respect of such Co-Promoted Product for a period of up to [*] prior to the anticipated date of First Commercial Sale of such Co-Promoted Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h) Sales and Medical Representatives. The following provisions shall apply to each Party’s Sales and Medical Representatives in the Partner Territory:

(i) Except as otherwise provided in this Section 6.2(h), Section 6.2(g)(i)a, Section 6.2(g)(i)d or Section 6.2(n), each Party’s Sales and Medical Representatives shall be full time employees of such Party or its Affiliates. Each Party will treat its Sales and Medical Representatives employed by it and its Affiliates as its (or its Affiliate’s) own employees for all purposes, including country, provincial and local tax and employment laws.

(ii) Other than the use of a CSO that is approved by the JCC by consensus in order to expand the reach (to geographies, tiered cities or other) of targeted hospitals or prescribers of a Co-Promoted Product, either Party’s use of a CSO or similar body to provide Details shall be subject to the mutual agreement of the Parties.

(iii) Each Party will use Commercially Reasonable Efforts to provide full training (both general and Co-Promoted Product-specific training) to its Sales and Medical Representatives consistent with Section 6.2(h), to deploy such number of Sales and Medical Representatives as may be necessary to fulfill its duties under each China Commercialization Plan as required thereunder and, consistent with its normal business practices, to minimize turnover of its Sales and Medical Representatives Detailing Co-Promoted Products and to cause its Sales and Medical Representatives to adhere to the sales call plan included in the China Commercialization Plan. The JCC shall establish reasonable qualifications and experience levels (measured in years of education as well as experience selling or promoting ethical pharmaceutical Co-Promoted Products to health care professionals with actual prescribing authority) for Sales and Medical Representatives, taking into account the Parties’ existing personnel, and the Parties shall use Commercially Reasonable Efforts to provide Sales and Medical Representatives that meet such qualifications and experience levels. Unless the JCC establishes a different time (and in any event such timelines shall apply equally to both Parties), within [*] after the end of each year, each of the Parties shall provide the other Party with a report with respect to the number of its Sales and Marketing Representatives assigned to the promotion of the Co-Promoted Products and the length of time each such Sales and Medical Representatives has been assigned to the promotion of the Co-Promoted Products. Such report may be consolidated with the report provided pursuant to Section 6.2(g)(i)(3) for the fourth quarter of each year.

(iv) Each Party will comply with all Applicable Law with respect to the hiring, employment, and discharge of its Sales and Medical Representatives and its employees involved in the activities contemplated by this Agreement. Each Party represents to the other that such Party is an equal opportunity employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) Each Party shall cause its Sales and Medical Representatives to execute, if not previously executed, an agreement with such Party, that includes, among other terms, terms requiring that the individual:

a. agrees to perform his or her obligations as a Sales and Medical Representative as required by Applicable Law and this Agreement; and

b. agrees to perform his or her duties as a Sales and Medical Representative in accordance with such Party’s internal policies, a copy of which is provided or made available by such Party to all its Sales and Medical Representatives.

(vi) Each Party acknowledges and agrees that the other Party does not and will not maintain or procure any worker’s compensation insurance for or on behalf of such Party or its Sales and Medical Representatives, all of which shall be such Party’s sole responsibility to the extent required by Applicable Laws.

(vii) Each Party acknowledges and agrees that all of its Sales and Medical Representatives are not, and are not intended to be or be treated as, employees of the other Party or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs that are sponsored by the other Party or any of its Affiliates or that are offered from time to time by the other Party or its Affiliates to their own employees (the “Benefit Plans”). All matters of compensation, benefits and other terms of employment for a Party’s personnel shall be a matter solely between such Party and its Sales and Medical Representatives. Each Party shall be solely responsible and liable for the payment of all compensation and benefits under any such Benefit Plan to its Sales and Medical Representatives. A Party shall not be responsible to the other Party (the “Hiring Party”) or to any Sales and Medical Representatives used by the Hiring Party to promote or sell the Co-Promoted Products for any compensation, expense reimbursements or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit-sharing benefits and disability benefits), payroll related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed upon or be related to the performance by the Hiring Party and its Sales and Medical Representatives of its obligations under this Agreement, all of which shall be the sole responsibility of the Hiring Party, even if it is subsequently determined by any court, or any other governmental authority that such individual may be deemed a common law employee of the non Hiring Party or any of its Affiliates.

(viii) Each Party shall be responsible to the other Party for any failure of its Sales and Medical Representatives or employees to comply with the terms of this Agreement.

(ix) Each Hiring Party will reimburse the non hiring Party (the “NHP”) the following expenses to the extent required to be made by the NHP:

a. costs, damages and losses that the NHP or its Affiliates may incur resulting from any third party claims for benefits that any of the Hiring Party’s Sales and Medical Representatives may make under or with respect to any NHP Benefit Plan;

b. any required payment or obligation to make a payment to any Hiring Party Sales and Medical Representatives relating in any way to any compensation, benefits of any type under any Benefit Plan, and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by either Party or any of its Affiliates, even if it is subsequently determined by any court, the IRS or any other governmental authority that any of the Hiring Party’s Sales and Medical Representatives may be deemed a common law employee of the NHP or any of its Affiliates;

c. the required payment or withholding of any contributions, payroll taxes, or any other payroll related item by or on behalf of the Hiring Party or any of its Sales and Medical Representatives with respect to which the Hiring Party or any of its Sales and Medical Representatives may be responsible hereunder or pursuant to Applicable Law to pay, make, collect, withhold or contribute, even if it is subsequently determined by any court, the IRS or by any other governmental authority that any of such Hiring Party’s Sales and Medical Representatives may be deemed a common law employee of the NHP or any of its Affiliates; and

d. any payment required to be made by NHP to the extent caused by the failure of the Hiring Party to withhold or pay required taxes or failure to file required forms with Governmental Authorities with regard to compensation and benefits incurred or extended by a Hiring Party to its Sales and Medical Representatives.

(x) Notwithstanding anything to the contrary in this Section 6.2(h), a Hiring Party shall have no liability to any NHP Indemnitee to the extent attributable to any discriminatory, harassing or retaliatory acts of the NHP, or any tortious acts (including acts constituting assault, battery or defamation) by the NHP, with respect to any Sales and Medical Representatives of the Hiring Party, or any breach by the NHP of this Agreement. Nothing contained in this Section 6.2(h) is intended to affect or limit any compensation payable by a Party to the other for the services rendered by a Party pursuant to this Agreement.

(xi) Each Party shall be solely responsible and liable for all probationary and termination actions taken by it with respect to its Sales and Medical Representatives, as well as for the formulation, content, and for the dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its Sales and Medical Representatives.

(i) Incentive Plans for Sales and Medical Representatives. Each Party shall establish and implement a target bonus or sales incentive program whereunder such Party’s Sales and Medical Representatives are compensated for their efforts with respect to Co-Promoted Products in a manner consistent with such Party’s other programs for similar Co-Promoted Products and, to the extent reasonably practicable and subject to the remainder of this Section 6.2(i), consistent with the sales incentive programs for the other Party’s Sales and Medical Representatives. If any Sales and Medical Representatives promote any other products in addition to the Co-Promoted Products, a Party’s target bonus or sales incentive program shall be balanced and support the agreed upon efforts by Sales and Medical Representatives for promoting the Co-Promoted Products in addition to any other products such Sales and Medical Representatives are promoting; provided that such program shall be consistent with such Party’s Detail FTE Requirements. All such programs shall be in compliance with all Applicable Law. No more than [*], either Party shall have the right to have a Third Party consultant review the bonus and sales incentive programs implemented by the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other Party for its Sales and Medical Representatives for compliance with the foregoing and to make recommendations to improve the alignment of such programs (with the foregoing and ensure that each Party’s Sales and Medical Representatives are appropriately incentivized); provided, that such consultant does not disclose to such Party the types or levels of bonuses or sales incentives applicable to the other Party’s Sales and Medical Representatives; and at the request of such Party the JCC will discuss the issue at its next meeting and shall resolve any such issues, provided that [*]. Subject to the foregoing, each Party shall retain final decision making authority over all decisions relating to compensation and bonus incentives for its Sales and Medical Representatives. The JCC shall agree by consensus upon a method (or data provider) to determine the actual performance of each Party’s Sales and Medical Representatives for purposes of establishing compensation and bonuses.

(j) Sales Training.

(i) [*], with input from [*] through the JCC, will determine the content of the Co-Promoted Product-specific training materials, and shall develop a sales training plan and sales training materials for the Co-Promoted Product for applicable indications. Each Party may implement such sales training for its Sales and Medical Representatives in respect of the Co-Promoted Product in a manner consistent with its customary procedures. [*] shall be responsible for developing all training relating specifically to the Co-Promoted Product. At or prior to the initial training session for Sales and Medical Representatives, [*] will provide [*] reasonable quantities of training materials to enable the training of [*] Sales and Medical Representatives. The JCC shall review the Co-Promoted Product related training materials from time to time and make recommendations for any revisions and updates thereto as it may deem appropriate, with the goal of ensuring that each Party is providing substantially the same quality and level of Co-Promoted Product-specific training to its Sales and Medical Representatives. The JCC shall be responsible for ensuring that the Parties’ medical, regulatory and legal teams have reviewed such materials prior to use by either Party.

(ii) The Parties shall coordinate with respect to providing Co-Promoted Product-specific training to Sales and Medical Representatives. The Parties will schedule their training for their respective Sales and Medical Representatives in sufficient time to ensure that the necessary Sales and Medical Representatives are fully trained. The Parties shall coordinate through the JCC with respect to any Co-Promoted Product-specific training that either Party plans to provide to its Sales and Medical Representatives, so that the Sales and Medical Representatives of the other Party may participate in such training. [*] shall provide initial Co-Promoted Product-specific and disease area training programs for the Co-Promoted Product to Sales and Medical Representatives of [*]. Each Party shall provide training to Sales and Medical Representatives of such Party for general skills and compliance. Such Sales and Medical Representative training provided by either Party shall be consistent with the China Commercialization Plan, and with the Co-Promoted Product-specific training materials and program developed as further described in Section 6.2(j). Such training also shall include training on the proper handling and reporting of adverse events encountered for the Co-Promoted Product, on timely reporting to [*] of inquiries for additional information relating to the Co-Promoted Product and on promotional compliance.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) Each of BMS and ZAI shall comply with any training plan for a Co-Promoted Product contained in the applicable China Commercialization Plan.

(iv) If a Party organizes Promotion related meetings of its employees (such as periodic briefings of its Sales and Medical Representatives) for the Co-Promoted Products, it will make reasonable efforts to keep the Co-Promoted Product related portions of such meetings independent from other matters and to give the other Party advance written notice of such meetings. If requested by the other Party and agreed to by the organizing Party, the Party organizing such meeting will permit a reasonable number Sales and Medical Representatives and their direct supervisors of the other Party to attend and participate in such meetings or such portions thereof that relate to the Promotion of the Co-Promoted Product (at such other Party’s sole expense).

(v) The costs and expense for Co-Promoted Product-specific sales training of each Party’s Sales and Medical Representatives for the Partner Territory (but not general sales training) shall be included in Allowable Expenses.

(k) Advertising and Promotional Materials and Promotional Policies.

(i) The Parties, through the JCC, shall allocate responsibility for promotional activities (other than Detailing and Market Access Activities), advertising, market research and medical education activities in accordance with the China Commercialization Plan. It is the Parties’ intent that duplication of such efforts be avoided and that such activities are carried out in the most efficient manner but consideration shall be given to [*].

(ii) The Parties shall utilize only those Partner Territory-wide promotional, advertising, communication and educational tools and materials relating to a Co-Promoted Product in the Partner Territory, and shall conduct only those Promotional activities for such Co-Promoted Product, that, in each case, have been included in the approved China Commercialization Plan for such Co-Promoted Product or are otherwise approved by the JCC. Such materials and activities shall seek, to the extent possible, to align with BMS’ global strategy and messaging for the commercialization of the Co-Promoted Product. The JCC shall oversee development of all core advertising and promotional tools and materials relating to the Co-Promoted Products in the Partner Territory which shall be consistent with the applicable China Commercialization Plan, with Applicable Law, and with the Co-Promoted Product labeling approved by Regulatory Authorities in the Partner Territory as applicable. The JCC shall be responsible for ensuring that the Parties’ medical, regulatory and legal teams have reviewed such materials prior to the use by either Party; provided, that the content of such tools and materials, once approved by the JCC, need not be re submitted for approval again unless the Co-Promoted Product labeling applicable to such tools and materials has been changed since such prior approval date or there has been a change in circumstances since the prior approval date that causes the tools or materials to be inaccurate or misleading.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) Both Parties will be identified and described as co-promoting the Co-Promoted Products in the Partner Territory, and all materials and other Promotion activities, including the primary and secondary packaging of the Co-Promoted Product, including the label, package insert and exterior carton, oral presentations, patient information materials and patient benefit programs, that identify a Party, shall identify both Parties (or their respective Affiliates) as jointly promoting the Co-Promoted Product and shall display the BMS and ZAI names and logos with equal prominence, in each case to the extent permitted by Applicable Law. In the event of a shortfall in the quantity of materials, the available materials shall be allocated between the Parties’ respective sales forces in proportion to the number of Details to be provided by each Party with respect to such Co-Promoted Product.

(iv) If BMS is developing or commercializing the Licensed Product in the Partner Territory and outside the Field, in the event that ZAI receives any inquiries relating to the use of pharmaceutical products containing Licensed Compound outside of the Field, it shall refer such inquiries to BMS. In the event that BMS receives any inquiries relating to the use of pharmaceutical products containing Licensed Compound in the Field in the Territory, it shall refer such inquiries to Zai.

(l) Title to Co-Promoted Product; Invoicing. ZAI shall hold title to Co-Promoted Product inventories until sale to customers and shall effect all sales of Co-Promoted Product and shall be responsible for invoicing all sales of such Co-Promoted Products and shall book all sales of such Co-Promoted Products for its own account. BMS may not accept orders for Co-Promoted Products or make sales for its own account or for the account of ZAI. If BMS receives any orders for Co-Promoted Products, it shall refer such orders to ZAI for acceptance or rejection.

(m) Sales and Distribution. ZAI shall be responsible for warehousing and distributing such Co-Promoted Product in the Partner Territory and shall perform related Distribution activities. ZAI shall also be solely responsible for handling all returns, recalls (in accordance with Section 6.2(o)), order processing, invoicing and collection, distribution and inventory and receivables with respect to the Co-Promoted Product. Subject to each China Commercialization Plan approved by the JCC and the terms of this Agreement, ZAI shall have the right to establish and modify the terms and conditions with respect to the sale of such Co-Promoted Product in the Partner Territory, including (a) trade discounts available to purchasers, (b) any discount attributable to payments on receivables, and (c) credits, price adjustments, or other discounts and allowances to be granted or refused; provided that any such credits, price adjustments, or other discounts shall be consistent with ZAI’ normal practices in the Partner Territory.

(n) Co-Promoted Product Claims. Neither BMS nor ZAI (nor any of their respective Affiliates) shall make any medical or promotional claim for any Co-Promoted Product that is inconsistent with the relevant Regulatory Approvals then in effect for the Co-Promoted Product; provided, that both BMS and ZAI may, subject to Section 11.6, distribute any other information concerning a Co-Promoted Product or its use, including scientific articles, reference publications and healthcare economic information, in accordance with Applicable Law and the approved China Commercialization Plan and subject to the oversight of the JCC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(o) Recalls and Withdrawals. Any decision to initiate a recall or withdrawal of a Licensed Compound or Co-Promoted Product in the Partner Territory (whether during Development or during Commercialization) shall be made by ZAI, after consultation (to the extent practicable) with BMS; provided, that if, as a result of patient safety concerns, there is not sufficient time for the Parties to meet, ZAI shall determine the strategy for and implement such withdrawal or recall and shall notify and brief BMS with respect to such strategy and implementation. ZAI shall have final decision-making authority with respect to any such recall or withdrawal without regard or recourse to the dispute resolution mechanism provided for in Article 14; provided that BMS shall have final-decision making ability with respect to any recall or withdrawal due to Safety Reasons. The costs of any recall or withdrawal shall be an Allowable Expense (if applicable), except to the extent that the recall or withdrawal is attributable to the negligence, willful misconduct or breach of this Agreement by a Party in which event (i) such Party shall bear such costs for which it is responsible and (ii) such costs shall not be included in Allowable Expenses, as the case may be. In the event of any recall or withdrawal, ZAI shall implement any necessary action, with assistance from BMS as reasonably requested by ZAI. In the event that BMS requests in writing that ZAI conduct a recall of a Co-Promoted Product in the Partner Territory due to Safety Reasons and ZAI has not initiated the recall or withdrawal of such Co-Promoted Product within three (3) Business Days after such written request (such date, “Recall Deadline”), ZAI shall indemnify BMS for all Losses arising from ZAI’s failure to timely initiate such recall or withdrawal in accordance with the procedures set forth in Section 12.3.

(p) All written, electronic and visual communications provided by a Party to its Sales and Medical Representatives Detailing the Co-Promoted Products regarding Co-Promoted Product strategy, positioning or selling messages for use by such personnel in Detailing the Co-Promoted Products will be subject to prior review and approval by the JCC; provided, that a message, once approved, need not be resubmitted for approval again prior to its reuse unless the Co-Promoted Product labeling applicable to such message has been changed since such prior approval date or there has been a change in circumstances since the prior approval date that causes the message to be inaccurate or misleading.

(q) Each Party shall share with the other Party primary and secondary (audited and non audited) market research data for the Co-Promoted Products reasonably promptly if and after the same are made available to such Party and so long as such Party has the lawful right to provide same; provided, that the other Party shall hold such information as Confidential Information of the providing Party, and shall have executed such confidentiality agreement as may be requested by any Third Party provider of such information with respect to such disclosure of such information.

6.3 ZAI Opt-Out. At any time (I) [*] or (II) [*], ZAI shall have the right to opt-out of Commercialization of Licensed Products in the Partner Territory (the “ZAI Commercialization Opt Out”) upon written notice to BMS. The ZAI Commercialization Opt Out shall become effective [*] after receipt of such notice by BMS (the “ZAI Commercialization Opt Out Date”). Commencing on the ZAI Commercialization Opt Out Date, (A) ZAI shall have no further right or obligation to participate in the Commercialization of the Licensed Products in the Partner Territory or to share in any Operating Profits (or any obligation to share Operating Losses) with respect thereto, (B) ZAI shall have no further responsibility for conducting or funding Commercialization activities with respect to the Licensed Products in the Partner Territory, (C) the JCC shall be dissolved, and (D) BMS shall conduct all further Commercialization of Licensed Products in the Partner Territory in its sole discretion. In such event, BMS shall pay ZAI a royalty on Net Sales of Licensed Product in the Partner Territory as set forth in Section 8.3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4 Compliance.

(a) In the event that information comes to a Party’s attention that provides it a reasonable basis for such Party to believe that Sales and Medical Representatives or other personnel of the other Party used in the Partner Territory under this Agreement may have (i) violated any Applicable Law, or (ii) failed to comply with this Agreement, such Party shall have the right to request that the other Party immediately assess the performance of such individual, and to exercise any other rights or remedies available to such Party under this Agreement, at law or in equity. The other Party shall promptly use Commercially Reasonable Efforts to evaluate and resolve such issue in accordance with its policies or as it may otherwise deem appropriate, shall (to the extent permitted by Applicable Law) keep the reporting Party informed of the progress of, and information learned during, its evaluation, and within fifteen (15) Business Days after the reporting Party first brought such information to the other Party’s attention shall provide the reporting Party, to the extent possible in compliance with Applicable Law, with a reasonably detailed written report summarizing any steps taken toward resolution of the matter.

(b) Each Party agrees that:

(i) it will instruct its Sales and Medical Representatives to use, and will use Commercially Reasonable Efforts to train and monitor its Sales and Medical Representatives to ensure that such Sales and Medical Representatives use only promotional materials and literature that have been approved for use, by individuals having sufficient knowledge, experience and competence from both a medical perspective and a regulatory perspective, for the Commercialization of the Licensed Products in the Partner Territory;

(ii) subsequent to review as described in clause (i) above, any promotional material or promotional literature used by it shall not be misbranded, changed, altered or adulterated by it or any of its Affiliates or agents in any way prior to their distribution or use by such Party or its Sales and Medical Representatives; and

(iii) it will instruct its Sales and Medical Representatives to do, and will use Commercially Reasonable Efforts to train its Sales and Medical Representatives to do, and will establish appropriate internal systems, policies and procedures for the monitoring of its Sales and Medical Representatives with the goal of ensuring that such personnel do, and will certify to the other Party on an annual basis on or before January 31 of each calendar year in the form agreed to by the Compliance Committee that it discloses in all material respects, the following:

(1) limit claims of efficacy and safety for the Licensed Products to those that are (A) consistent with approved promotional claims in, and not add, delete or modify claims of efficacy and safety in the promotion of the Licensed Products in any respect from those claims of efficacy and safety that are contained in, the then effective China Commercialization Plan, (B) consistent with Applicable Law, and (C) consistent with the Licensed Product labeling approved by the applicable Regulatory Authorities;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2) use Promotional materials and literature within the Partner Territory only in a manner that is consistent with (i) the then effective China Commercialization Plan (if applicable), (ii) Applicable Law and (iii) the Licensed Product labeling approved by the applicable Regulatory Authorities;

(3) Promote the Licensed Products in compliance with applicable legal and professional standards that are generally accepted by the pharmaceutical industry in the applicable market, the U.S. Foreign Corrupt Practices Act (and foreign equivalents), and, to the extent not inconsistent with the foregoing, such Party’s policies communicated in writing to its Sales and Medical Representatives; and

(4) not to, directly or indirectly, pay, promise to pay, or authorize the payment of any money, or give, promise to give, or authorize the giving of anything of value to any official or employee of any government, or of any agency or instrumentality of any government, or to any political party, or official thereof, or to any candidate for political office (including any party, official, or candidate) for the purpose of promoting the sale or improper use of a Licensed Product.

(c) No later than one (1) year prior to the anticipated date of First Commercial Sale of a Licensed Product, the Parties shall establish a compliance working group (the “Compliance Committee”) made up of two representatives from each Party (i.e. one legal/compliance representative and one commercial representative). The Compliance Committee shall meet semi-annually to discuss each Party’s compliance with this Section 6.4, as well as each Party’s existing policies and procedures to ensure such compliance, and shall report to the JCC (or the JDC with respect to a Licensed Product that is not a Co-Promoted Product). In addition, should either Party become aware of any allegation of or actual breach of this Section 6.4, it shall promptly inform all members of the Compliance Committee of: (a) the nature and scope of the allegation and/or breach, and (b) any remedial and/or other action taken in response to the allegation and/or breach. For any allegation or breach that is isolated and/or immaterial, the provision of such information shall be the sole remedy available to the non-disclosing Party.

(d) In the first instance in which a Party identifies a systemic breach of this Section 6.4, the remedy available to the non-breaching Party shall include: (a) with respect to a Licensed Product, the non-breaching Party shall have the right to [*] until such breach is cured if such breach is curable (for which [*] shall apply), (b) the non-breaching Party shall have the right to [*] resulting from such breach, including any [*], and (c) the non-breaching Party shall have the right to [*], and [*]. In the event that any Party engages in a second systemic breach of this Section 6.4 [*], the remedies will include those set forth in clauses (a) and (b) above, as well as the right of the non-breaching Party to seek other remedies at law or in equity, including [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) Prior to commencement of Commercialization of a Licensed Product by ZAI (or an Affiliate or sublicensee of ZAI), BMS shall have the right to audit (and otherwise conduct due diligence with respect to) ZAI (and/or its sublicensee or Affiliate) with respect to ZAI’s policies and procedures to ensure compliance, as well as its history of compliance, with Applicable Law and this Section 6.4. In the event that BMS is not satisfied with the results of such audit or diligence, the Parties shall meet to address the issue; provided that (I) [*] unless and until [*], and (II) in the event of any dispute as to whether and how to address such issue that lasts in excess of [*] after written notice from ZAI as to the nature of such a dispute, its position regarding such dispute and its rationale therefor, [*] until the resolution of such dispute.

(f) Without limiting the foregoing, BMS shall have the right to monitor ZAI’s (or its Affiliate’s or sublicensee’s) activities with respect to interactions with health care providers regarding the Development or Commercialization of a Licensed Product, including having representatives of BMS’s business control function review records relating to any payments to, or interactions with, health care providers regarding the use of a Licensed Product. In connection with such review, ZAI will make any such records (and personnel having knowledge of such records or payments or interactions) available to BMS from time to time upon reasonable notice (but no more often than [*]).

7.	MANUFACTURE AND SUPPLY

7.1 Product Manufacture and Supply. Except as set forth in Section 4.2 above, ZAI shall be responsible for providing, either by itself or through its Affiliates or Third Part contact manufactures, all necessary clinical and commercial supply of the Licensed Product and placebo in conformance with specifications therefor and all Applicable Laws for both Development and Commercialization of the Licensed Product (including fulfilling purchase orders for Licensed Products and placebo) in the Partner Territory. To the extent necessary for the Development of the Licensed Product for the Partner Territory in accordance with this Agreement, ZAI shall obtain all other clinical supplies, and acknowledges and agrees that (i) such clinical supplies shall be manufactured and supplied in accordance with the Good Manufacturing Practice for Drugs (药品生产质量管理规范) promulgated by CFDA, and (ii) ZAI shall be responsible for labeling of such supplies and distribution to clinical sites.

7.2 Costs of Supply. Costs relating to the supply of Licensed Product and placebo that is reasonably necessary to support the Development of the Licensed Product in the Partner Territory shall be borne by ZAI; provided that Manufacturing Costs for the commercial supply of Co-Promoted Products shall be included in Allowable Expenses.

8.	FINANCIAL TERMS

8.1 For Licensed Products that are not Co-Promoted Products.

(a) Development Milestones. ZAI shall pay to BMS the following amounts within [*] days following the first occurrence of each of the events set forth in the table below with respect to a Licensed Compound or Licensed Product that has not become a Co-Promoted Product. For purposes of clarity, the milestone payments set forth below shall be payable only upon the first achievement of such milestone, and shall not be payable more than once, regardless of whether more than one Licensed Compound or Licensed Product achieves such milestone.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

US $ [*]	[*]

US $ [*]	[*]

US$[*]	[*]

(b) Sales-Based Milestones. ZAI shall pay to BMS the following amounts within [*] days following the first occurrence of each of the events set forth in the table below with respect to a Licensed Product that has not become a Co-Promoted Product.

US$[*]	Upon reaching US$[*] in total cumulative net sales in the Partner Territory, if such sales threshold is achieved during the first [*] calendar years subsequent to initial commercial launch of the Licensed Product.

US$[*]	Upon reaching US$[*] in net annual sales in the Partner Territory for the first time in any one calendar year.

US$[*]	Upon reaching US$[*] in net annual sales in the Partner Territory for the first time in any one calendar year.

US$[*]	Upon reaching US$[*] in total cumulative net sales in the Partner Territory, if such sales threshold is achieved during the first [*] calendar years subsequent to initial commercial launch of the Licensed Product.

(c) Royalties. ZAI shall pay to BMS a royalty on Net Sales of each Licensed Product (that has not become a Co-Promoted Product) by ZAI, its Affiliates and Sublicensees in the Field in the Partner Territory equal to the following portions of Net Sales multiplied by the applicable royalty rate for such portion:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Portion of Annual Net Sales	Royalty Rate
Up to but less than US$[*]	[	*]%
Equal to or greater than US$[*] and less than or equal to US$[*]	[	*]%
Equal to or greater than US$[*]	[	*]%

8.2 Profit-Sharing Relating to Co-Promoted Products in the Partner Territory. Unless and until ZAI exercises the ZAI Commercialization Opt-Out pursuant to Section 6.3, the terms and conditions of this Section 8.2 shall govern each Party’s rights and obligations with respect to Operating Profits (or Losses) related to Co-Promoted Product(s) in the Partner Territory.

(a) Basic Concepts. ZAI shall book sales of the Licensed Product(s) in the Partner Territory. BMS shall receive [*] of all Operating Profits and bear [*] Operating Losses (as applicable) for the Licensed Product(s) in the Partner Territory; and ZAI shall receive [*] of all Operating Profits and bear [*] of Operating Losses (as applicable) for the Licensed Product(s) in the Partner Territory; provided that specific financial flows shall be agreed by the Parties to effect such overall economic intent. Specifically, the Net Sales of such Licensed Product(s) in the Partner Territory shall be allocated first to reimburse each Party for its Allowable Expenses incurred in accordance with the China Commercialization Plan and Section 6.2(g) for the Licensed Product(s) in the Partner Territory, and any remaining sums, shall be Operating Profit or Operating Loss (as applicable), which shall be shared [*] in accordance with this Section 8.2.

(b) Reports and Payments in General. With respect to the Licensed Product(s) in the Partner Territory, each Party shall report to the other Party, within [*] days after the end of each quarter, Net Sales (in the case of ZAI) and Allowable Expenses incurred by such Party (including any Allowable Expenses incurred by a Party prior to Regulatory Approval of such Product) as set forth in Section 6.2(g) for such Licensed Product(s) during such quarter in the Partner Territory. Each such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*] or collectively exceed [*] (or such other amount approved by the JCC) shall be promptly provided. Within [*] days after the end of each quarter (or for the last quarter in a year, [*] days after the end of such quarter), ZAI shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is an Operating Profit or an Operating Loss and payments shall be made, and shall provide a report to BMS setting forth in reasonable detail such calculation of Operating Profit or Operating Loss, and make payment or provide invoice to BMS for any reconciling payment as set forth in paragraphs (i) and (ii) below, as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) If there is an Operating Profit for such quarter, then ZAI shall reimburse BMS for Allowable Expenses incurred by BMS in such quarter and shall pay to BMS an amount equal to [*] the Operating Profit for such quarter, and ZAI shall retain an amount equal to [*] the Operating Profit for such quarter; or

(ii) If there is an Operating Loss for such quarter, then the Party that has borne less than its share of the Operating Loss in such quarter shall make a reconciling payment to the other Party to assure that each Party bears its share of such Operating Loss during such quarter. Specifically:

(1) In the event that BMS has borne Allowable Expenses in excess of [*] of the Operating Loss for such quarter, then ZAI shall make a reconciling payment to BMS in the amount equal to such Allowable Expenses incurred by BMS less BMS’s share of the Operating Loss during such quarter, or

(2) In the event that BMS has borne Allowable Expenses less than its share of the Operating Loss for such quarter, then ZAI shall invoice BMS for, and BMS shall pay to ZAI, a reconciling payment owed to ZAI within [*] days subsequent to such invoice, in the amount equal to BMS’s share of the Operating Loss less the amount of Allowable Expenses incurred by BMS during such quarter, or

(3) In the event that BMS has borne Allowable Expenses equal to its share of the Operating Loss for such quarter, no reconciling payment will be paid by either Party.

(c) Last Calendar Quarter. No separate payment shall be made for the last quarter in any year. Instead, at the end of each such year, a final reconciliation shall be conducted by comparing the share of Operating Profit (or Loss) to which a Party is otherwise entitled for such year pursuant to clause (a) of this Section 8.1 against the sum of all amounts (if any) previously paid or retained by such Party for prior quarters during such year, and the Parties shall make reconciling payments to one another no later than [*] days after the end of such quarter, if and as necessary to ensure that each Party receives for such year its share of Operating Profits and bears its share of Operating Losses in accordance with this Section 8.1.

8.3 In Event of ZAI Opt-Out; Royalty Payments from BMS to ZAI. Following ZAI’s exercise of the ZAI Commercialization Opt-Out pursuant to Section 6.3 (if applicable), BMS shall pay to ZAI a royalty on Net Sales of each Licensed Product (that has not become a Co-Promoted Product) by BMS its Affiliates and Sublicensees in the Field in the Partner Territory equal to the following portions of Net Sales multiplied by the applicable royalty rate for such portion:

Portion of Annual Net Sales	Royalty Rate
Up to but less than US$[*]	[	*]%
Equal to or greater than US$[*] and less than or equal to US$[*]	[	*]%
Equal to or greater than US$[*]	[	*]%

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.4 In Event of BMS Exercise of Option to Use Regulatory Data for Development in the Field and in the BMS Territory. In the event that BMS decides to pursue the development of the Licensed Product in the Field and in the BMS Territory pursuant to Section 5.7(b), BMS will make the payments to ZAI as set forth in this Section 8.4.

(a) Upfront Fee. If BMS does not exercise its option to co-Promote a Licensed Product in the Partner Territory pursuant to Section 6.1, BMS shall make a one-time upfront payment of [*] within [*] days of exercising its option pursuant to Section 5.7.

(b) Milestones. BMS shall pay to ZAI the following amounts within [*] days following the first occurrence of each of the events set forth in the table below with respect to a Licensed Compound or Licensed Product. For purposes of clarity, the milestone payments set forth below shall be payable only upon the first achievement of such milestone, and shall not be payable more than once, regardless of whether more than one Licensed Compound or Licensed Product achieves such milestone.

US $ [*]	[*]
US $ [*]	[*]

(c) Royalties. BMs shall pay to ZAI a royalty of [*] of Net Sales of Licensed Products in the Field and in the BMS Territory.

8.5 Royalty Term; Royalty Step Down After Patent Expiration. Royalties payable by either Party shall be payable on a country-by-country basis on Net Sales of Licensed Product from the First Commercial Sale of a Licensed Product in a country until the last to occur of: (i) expiration of the last to expire BMS Patent Rights that contains a Valid Claim covering the Licensed Product; (ii) expiration of any market or data exclusivity for the sale of Licensed Product; or (iii) twelve (12) years from the first commercial sale of the Licensed Product in a country or administrative region (the “Royalty Term”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.6 Third Party Royalty Payments. In the event that a Party, or its Affiliate or Sublicensee, after the Effective Date and in its reasonable judgment, is required to obtain a license from any Third Party under any patent covering the Licensed Compound in order to import, manufacture, use or sell any Licensed Product in or for the Partner Territory, and if a Party (or its Affiliate or Sublicensee) is required to pay to such Third Party under such license a royalty calculated on sales of the Licensed Product, and the infringement of such patent cannot, in such Party’s reasonable belief, be avoided by such Party (or its Affiliate or Sublicensee), or if a Party (or its Affiliate or Sublicensee) is required by a court of competent jurisdiction to pay such a royalty to such a Third Party (and the infringement of such patent cannot, in such Party’s reasonable belief, be avoided by such Party or its Affiliate or Sublicensee), then the amount of such Party’s royalty obligations under Sections 8.1, 8.3 and/or 8.4 shall be reduced by [*] of the amount of such royalty paid to such Third Party; provided however, that the royalties payable under Sections 8.1, 8.3 and/or 8.4 hereof shall not be reduced in any such event below [*] of the amounts set forth in Sections 8.1, 8.3 and/or 8.4, as applicable. Prior to a Party or its Affiliate or Sublicensee exercising its reasonable judgment under this Section 8.6, such Party shall provide the other Party with written notice of a potential need to obtain any license from Third Parties. The Parties shall discuss the best course of action to resolve such potential license requirement(s), provided that such discussions shall not limit or delay such Party’s or its Affiliate’s or Sublicensee’s right to exercise its reasonable judgment. For clarity, Third Party royalty payments shall be treated as an Allowable Expense in the event that the Parties are sharing Operating Profit and Losses pursuant to Section 8.2.

Except as set forth above, each Party shall be responsible for paying any and all royalties or other payments that may be payable to any Third Party as a result of such Party’s manufacture, use or sale of the Licensed Compound or Licensed Product in or for the Partner Territory (or, with respect to BMS, the BMS Territory).

8.7 Royalty Conditions. The royalties under Sections 8.1, 8.3 and/or 8.4 shall be subject to the following conditions:

(a) only one (1) royalty shall be due with respect to each unit of Licensed Product without regard to whether there is more than one Valid Claim Covering such Licensed Product;

(b) no royalties shall be due upon the sale or other transfer among ZAI (or BMS, as applicable), its Affiliates, or Sublicensees, but in such cases the royalty shall be due and calculated upon ZAI’s (or BMS’, as applicable) or its Affiliate’s or Sublicensee’s Net Sales of Licensed Product to the first independent Third Party; and

(c) no royalties shall accrue on the disposition of Licensed Product in reasonable quantities by ZAI (or BMS, as applicable), its Affiliates or Sublicensees as part of an expanded access program, that are used in clinical trials, or as donations to non-profit institutions or government agencies for non-commercial purposes, provided, in each case, that neither ZAI (or BMS, as applicable), its Affiliate or Sublicensees receives any payment (in excess of its actual costs) for such Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.8 Manner of Payment. All payments to be made by a Party hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds to such bank account as shall be designated by the receiving Party. Except as otherwise provided in this Agreement, all payments to be made by a Party under this Agreement shall be due within [*] days of the date of invoice. Late payments shall bear interest at the rate provided in Section 8.13.

8.9 Sales Reports and Royalty Payments.

(a) Any royalty payments due under this Agreement will be calculated and reported for each calendar quarter, and will be paid within [*] days of the end of each calendar quarter in which the applicable Net Sales were recorded.

(b) Each royalty payment will be accompanied by a report stating on a Licensed Product-by-Licensed Product: (i) Net Sales of the Licensed Product in the applicable calendar quarter, (ii) a calculation of the amount of the royalty payment due in Dollars (as applicable per Section 8.8) on such Net Sales during the applicable quarter, and (iii) the amount of withholding taxes, if any, required by Applicable Law to be deducted with respect to such royalties. The report will express the value of all sales in Dollars. The Party making the royalty payment under Sections 8.1, 8.3 and/or 8.4 will convert any non-Dollar currencies into Dollars with the exchange rate it uses in preparing its financial statements for the applicable reporting period.

(c) Each Party will maintain records as are required to determine, in accordance with this Agreement, Net Sales and the sums or credits due under this Agreement. Each Party will maintain such records until the later of (a) [*] years after the end of the period to which such records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

(d) If no royalty or payment is due for any royalty period hereunder, the royalty report shall so report.

8.10 Financial Record Audit. On [*] days prior written notice, a Party will have the right to have an independent certified public accountant inspect the financial records of the other Party and its Affiliates and their Sublicensees relating to the sale or manufacturing activities in connection with the Commercialization of Licensed Product in the Partner Territory (or BMS Territory if BMS is obligated to pay ZAI under Section 8.4), no more than [*], during usual business hours, at a time and a place mutually agreed to, for the sole purpose of verifying the completeness and accuracy of Net Sales, Allowable Expenses, Operating Profit (or Loss), and payments that are made under this Agreement (including, as applicable, royalty payments and any payments under Section 8.1) during the period of time [*] years preceding the date of the notice. The notice must identify the period of time subject to inspection; records from a period of time already subject to an inspection pursuant to this section may not be inspected again. Such accountant must have agreed in writing to maintain the confidentiality of all information learned in confidence, except as necessary to disclose to a Party such compliance or noncompliance by the other Party. The auditing Party shall pay for such inspections, unless such inspection and audit discloses for any period examined that there is a discrepancy of greater than [*] in the auditing Party’s favor between the amounts that the audited Party reported and the amounts it actually paid in any given year, in which case the audited Party will be responsible for the payment of the reasonable cost of such inspection and audit. Each Party and its independent accounting firm agree that all information concerning such payments and reports will be Confidential Information as provided for in this Agreement. The audited Party will pay to the auditing Party within [*] days any underpayment identified pursuant to this Section 8.10.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.11 Currency Exchange. With respect to Net Sales invoiced in a currency other than Dollars, the Net Sales shall be expressed in the domestic currency of the entity making the sale, together with the Dollar equivalent (as applicable), calculated using the rate of exchange to be used in computing the amount of currency equivalent in Dollars payable by the reporting Party for its own financial reporting purposes in connection with its other products.

8.12 Taxes. The Party receiving payments shall pay any and all taxes required by law that are levied on the payments it receives under this Agreement. If laws or regulations require that taxes be withheld, the paying Party shall (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority and (c) send evidence of the obligation together with proof of payment to the other Party within [*] days following that payment. Each Party agrees to cooperate with the other Party in claiming exemption from such deductions or withholdings under any relevant agreement or treaty which is in effect and, to the extent permitted by Applicable Laws, minimizing the amount of tax payable with respect to payments received under this Agreement. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement. Notwithstanding the foregoing, in the event that payments are made by ZAI other than from the U.S. or Hong Kong, then ZAI shall, in addition to complying with the foregoing, pay an amount to BMS such that when any taxes that are required to be withheld have been deducted, BMS receives that amount that it would have received had the payment been made from the U.S. or Hong Kong. BMS shall make claims in respect of the resulting tax credits and, if BMS is able to use such tax credits, BMS shall notify ZAI of its use of the resulting tax credit. BMS shall reimburse ZAI for any tax withholding made as provided above to the extent BMS is able to use the resulting tax credits attributable to such withholding taxes

8.13 Interest Due. Without limiting any other rights or remedies available to a Party hereunder, interest shall be payable on any payments that are not paid on or before the date [*] days after the date such payments are due under this Agreement at an annual rate (calculated on a monthly basis) of [*] above the one (1) month London Interbank Offered Rate (LIBOR) of the month during which such payments are overdue, or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

9. REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) It has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement;

(c) The execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

(d) This Agreement is legally binding and enforceable on such Party in accordance with its terms; and

(e) The performance of this Agreement by it does not create a material breach or material default under any other agreement to which it is a Party.

9.2 Representations and Warranties of BMS. BMS represents and warrants that as of the Effective Date:

(a) BMS is the sole owner of the BMS Patent Rights, clear of all liens, and has the right to grant to ZAI the rights and licenses granted hereunder;

(b) To BMS’ knowledge, (i) there is no pending or threatened litigation or arbitration which alleges, or any written communication alleging, that BMS’ activities with respect to the BMS Patent Rights or the Licensed Compound have infringed or misappropriated any of the intellectual property rights of any Third Party with respect to the Partner Territory, and (ii) there is no pending or threatened re-examination, opposition, interference or litigation, or any written communication alleging that any BMS Patent is invalid or unenforceable anywhere in the Partner Territory;

(c) To BMS’ knowledge, the manufacture, Development or Commercialization of the Licensed Compound does not and will not infringe or otherwise conflict with any intellectual property rights or other rights of any Third Party in the Partner Territory;

(d) BMS is not aware of any infringement or misappropriation of any BMS Patent Rights or any BMS Know-How by any Third Party in the Partner Territory;

(e) BMS (and to its knowledge any Third Party acting under its authority) has complied with all Applicable Laws in connection with its development of the Licensed Compounds (including information and data provided to Regulatory Authorities);

(f) BMS has not granted, and will not grant during the Term, any rights in the BMS Patents and/or the BMS Know-How that are inconsistent with the rights granted to ZAI under this Agreement; and

(g) To BMS’s knowledge, other than the BMS Patent Rights, BMS does not Control any Patent that is reasonably necessary for the manufacture, Development or Commercialization of the Licensed Compound or Licensed Product in the Partner Territory or that Covers (i) the composition of matter of the Licensed Compound or Licensed Product, or (ii) a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

method of manufacture or use of the Licensed Compound or Licensed Product. If BMS identifies any Patent that it Controls after the Effective Date which is necessary for the Development or Commercialization of the Licensed Compound or Licensed Product in the Partner Territory or that Covers (A) the composition of matter of the Licensed Compound, or (B) a method of manufacture or use of the Licensed Compound or Licensed Product, then such Patent shall automatically be added to the list of BMS Patent Rights.

(h) All of its activities related to its use of the BMS Patent Rights and BMS Know-How, and the manufacture, Development and Commercialization of the Licensed Compounds and Licensed Product(s), pursuant to this Agreement shall comply with all Applicable Law.

9.3 Representations and Warranties of ZAI. ZAI represents, warrants and covenants that:

(a) It shall not knowingly engage in any activities that use the BMS Patent Rights and/or BMS Know-How in a manner that is outside the scope of the license rights granted to it hereunder;

(b) It has sufficient resources, including without limitation, qualified personnel and access to Approved Contractors with the requisite skill and expertise, to conduct the Development activities set forth in the Partner Development Plan;

(c) To ZAI’s knowledge as of the Effective Date, it is in good standing with all Approved Contractors listed on Schedule 5.9;

(d) To ZAI’s knowledge as of the Effective Date, [*];

(e) As of the Effective Date, there are no pending or threatened actions, suits or proceedings against ZAI that would limit or impair ZAI’s ability to perform its obligations under this Agreement;

(f) As of the Effective Date, and without any obligation to investigate, ZAI is not aware of any intellectual property rights of a Third Party which would be infringed by the making, using or selling of the Licensed Product in the Partner Territory;

(g) Prior to any employees, agents and representatives of ZAI or ZAI’s Affiliates, or any Third Parties being granted access by ZAI to the Licensed Compounds, Data or Confidential Information of BMS, ZAI shall have executed agreements with such Persons providing for intellectual property rights protection consistent with the terms of this Agreement and for protection of Confidential Information of BMS, and ZAI covenants to take all reasonable actions to enforce the terms of such agreements against such Persons;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h) As of the Effective Date, it has not received any written notice that any governmental authority has commenced, or, to its knowledge, threatened in writing to commence any action against ZAI based on ZAI’s failure to comply with Applicable Law; and

(i) All of its activities related to its use of the BMS Patent Rights and BMS Know-How, and the Development and Commercialization of the Licensed Compounds and Licensed Product(s), pursuant to this Agreement shall comply with all Applicable Law.

9.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW OF SUCH PARTY OR ANY LICENSE GRANTED BY SUCH PARTY HEREUNDER, OR WITH RESPECT TO ANY COMPOUNDS, INCLUDING BUT NOT LIMITED TO THE TRANSFERRED MATERIALS. FURTHERMORE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES THAT ANY PATENT, PATENT APPLICATION, OR OTHER PROPRIETARY RIGHTS INCLUDED IN PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW LICENSED BY SUCH PARTY TO THE OTHER PARTY HEREUNDER ARE VALID OR ENFORCEABLE OR THAT USE OF SUCH PATENT RIGHTS, CONFIDENTIAL INFORMATION OR KNOW-HOW CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.5 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT (i) A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER AND (ii) SHALL NOT APPLY TO ANY BREACH BY EITHER PARTY OF SECTION 2.5 OR ARTICLE 11 HEREOF.

10.	INTELLECTUAL PROPERTY

10.1 Ownership of Inventions.

(a) The inventorship of all Inventions shall be determined under the U.S. patent laws.

(b) Each Party shall own any Sole Inventions, [*], that are invented by it hereunder, and shall have the sole right to prosecute maintain and enforce any such Patents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) [*] shall own, and [*] hereby assigns to [*] at [*] sole costs and expenses, all right, title and interest in and to any [*] Inventions (and Patents covering such [*] Inventions) that are [*] Sole Inventions or Joint Inventions. [*] shall have the first right to prosecute, maintain and enforce any Patents covering such [*] Inventions subject to [*] and shall not (i) abandon, withdraw, invalidate or assign its right, title and interest in and to any [*] Inventions [*] that are assigned by [*] to [*] or (ii) otherwise cease to file, prosecute or maintain Patents claiming [*] Inventions [*] without [*] prior written consent (which shall not be unreasonably withheld). If a [*] Invention is assigned to [*] under the foregoing provision, then such [*] Invention and Patent claiming such [*] Invention shall be [*] of which [*] hereof without requiring [*].

(d) With respect to any Invention which is a Joint Invention and that is [*] BMS and ZAI shall jointly own such Invention and Patent claiming such Invention, and shall consult with each other and agree with respect to the prosecution, and maintenance and enforcement of any Patent(s) covering such Joint Inventions. Each of BMS and ZAI may use such Invention and Patent claiming such Invention without any consent of, or accounting to, the other.

(e) Notwithstanding Section 10.1(c), with respect to any Invention which is a [*] Sole Invention and that is [*], [*] shall own such Invention and Patent claiming such Invention and shall have the sole right to prosecute, maintain and enforce Patents covering such Inventions. [*].

(f) To facilitate the Parties’ intent hereunder, the Parties shall use reasonable efforts to separate Inventions described in clauses (b) through (e) above into separate and distinct patent filings.

10.2 Disclosure. [*] shall submit a written report to the JDC no less frequently than within sixty (60) days of the end of each quarter describing any [*] Invention made by [*] arising during the prior quarter in the course of exercising the rights and/or abiding by the obligations hereunder which [*] is aware of and believes may be patentable or at such earlier time as may be necessary to preserve patentability of such [*] Invention. [*] shall, at [*] sole costs and expenses, provide to [*] such assistance and execute such documents as are reasonably necessary to (i) permit the filing and prosecution of such patent application to be filed on such [*] Invention, or the issuance, maintenance or extension of any resulting Patent, and/or (ii) effect the assignment of any right, title and interest in any such [*] Invention to [*].

10.3 Prosecution and Maintenance of BMS Patent Rights. BMS shall file, prosecute and maintain in the Partner Territory the BMS Patent Rights. Such filing, prosecution and maintenance of the BMS Patent Rights shall be at BMS’ sole expense. BMS shall keep ZAI reasonably informed on the status of any BMS Patent Rights in the Partner Territory. Without limiting the generality of the foregoing, BMS shall provide ZAI with notice of any change to any status of any BMS Patent Rights (including by way of example filing, publication, issuance, divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, withdrawal, cancellation, abandon, invalidation, revocation and the like) to the extent that such change is reasonably likely to have a material impact on the Commercialization of Licensed Products in the Partner Territory and shall provide ZAI with all drafts of all proposed

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

material filings and correspondence to any patent authorizes in the Partner Territory relating to the BMS Patent Rights for ZAI’s review and comment prior to submission. If BMS decides to cease the prosecution or maintenance of any BMS Patent Rights in the Partner Territory, it shall notify ZAI in writing sufficiently in advance. ZAI may, at its discretion, assume the rights to the prosecution or maintenance of such BMS Patent Rights in the Partner Territory, at ZAI’s sole expense by informing BMS in writing within sixty (60) days after receiving such notification from BMS, in which event BMS shall assign to ZAI all rights and interests in and to such BMS Patent Rights in the Partner Territory.

10.4 Enforcement of BMS Patent Rights.

(a) In the event that either Party becomes aware of a suspected infringement or misappropriation in the Field within the Partner Territory by a Third Party of BMS Patent Rights, such Party shall notify the other Party promptly. Subject to Section 10.4(b), [*] shall have the first right, but not the obligation, to bring an enforcement action against any such Third Party or to defend any declaratory judgment proceedings in connection with such suspected infringement at its own expense, in its own name and entirely under its own direction and control, and, to the extent commercially reasonable, shall use diligent efforts to eliminate such infringement, regardless of which Party first becomes aware of any such infringement. In the event that [*] fails to take reasonable measures to stop such infringing activities and fails to bring an enforcement action against such Third Party within [*] days of a request by [*] to do so, [*] may, [*], bring an enforcement action against such Third Party at [*] expense.

(b) In the event [*], [*] shall have the first right, but not the obligation, and in any case upon the written consent of BMS which shall not be unreasonably withheld, to bring an enforcement action against any Third Party for any suspected infringement or misappropriation of the BMS Patent Rights in the Field within the Partner Territory or to defend any declaratory judgment proceedings in connection with such suspected infringement at its own expense, in its own name and entirely under its own direction and control, and, to the extent commercially reasonable, shall use diligent efforts to eliminate such infringement, regardless of which Party first becomes aware of any such infringement. In the event that [*] fails to take reasonable measures to stop such infringing activities and fails to bring an enforcement action against such Third Party within [*] days of a request by [*] to do so, [*] may bring an enforcement action against such Third Party at [*] expense.

(c) The enforcing Party shall keep the non-enforcing Party reasonably informed on the status of any enforcement actions or proceedings conducted hereunder. The non-enforcing Party shall reasonably assist the enforcing Party (at the enforcing Party’s expense) in such actions or proceedings if so requested, and the enforcing Party shall reimburse the non-enforcing Party for all external expenses incurred in providing such assistance and shall hold the non-enforcing Party harmless from any liability incurred by the non-enforcing Party arising out of its participation or assistance in any such proceedings or actions at the enforcing Party’s request. The non-enforcing Party shall have the right, but not the obligation, to participate and be represented in any such suit by its own counsel at its own expense.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.5 Defense of Third Party Claims. If a claim is brought by a Third Party against a Party (a “Defendant Party”) in the Partner Territory that any activity related to work performed by such Party under this Agreement and in the Partner Territory infringes the intellectual property rights of any Third Party, the Defendant Party shall give prompt written notice to the other Party of such claim, and following such notification, [*] shall be responsible, at its sole discretion, for acquiring licenses under such Third Party patent(s) by settlement or for the defense against such enforcement actions brought by the Third Party so that the Parties are eligible to exercise any rights granted or perform any obligations hereunder, and shall hold [*] harmless from any liability, including without limitation any royalty payment to the Third Party incurred by [*] arising out of any such proceedings or actions. [*] shall keep [*] fully informed with respect to the settlement or defense of any such Third Party claim. If [*] is a Defendant Party, [*] shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Notwithstanding anything to the contrary, any settlement of any Third Party claim or any Third Party license entered into by a Party pursuant to this Section 10.5 shall be subject to approval by both Parties.

11.	NONDISCLOSURE OF CONFIDENTIAL INFORMATION

11.1 Nondisclosure. Each Party agrees that, for so long as this Agreement is in effect and for a period of [*] years thereafter, a Party (the “Receiving Party”) receiving or possessing Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date) shall, and shall cause its employees, representatives, Affiliates, consultants, Approved Contractors, agents and Sublicensees to, (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value (but no less than reasonable care), (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement, including in connection with exercising its rights or fulfilling its obligations under this Agreement (it being understood that this clause (iii) shall not create or imply any rights or licenses not expressly granted under Article 2 hereof). Each Receiving Party shall be responsible for any breach of these obligations by any of its employees, representatives, Affiliates, consultants, Approved Contractors, agents and Sublicensees to which it discloses or provides access to any Confidential Information of the Disclosing Party. Each Receiving Party shall take all reasonable action under Applicable Law to enforce the confidentiality obligations hereunder against any employees, representatives, Affiliates, consultants, Approved Contractors, agents and Sublicensees to which it discloses or provides access to any Confidential Information of the Disclosing Party.

(a) Confidentiality of BMS Know-How for Disclosure Purposes. During such time as the license to the BMS Know-How granted under Section 2.1 is in effect, solely for disclosure purposes to Third Parties, the BMS Know-How shall be deemed to be Confidential Information of both BMS and ZAI under Article 11, both BMS and ZAI shall be deemed to be a Disclosing Party of the BMS Know-How under Article 11, and BMS and its Affiliates shall be deemed not to have known such BMS Know-How prior to disclosure for the purposes of Section 11.1(b)(ii). Other than for disclosure purposes to Third Parties, the BMS Know-How shall solely be the Confidential Information of BMS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Exceptions. The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(i) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder; or

(ii) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

(iii) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

(iv) is published by a Third Party or otherwise becomes publicly available or enters the public domain other than through any act or omission of the Receiving Party in breach of this Agreement, either before or after it is disclosed to the Receiving Party; or

(v) has been independently developed by employees or contractors of the Receiving Party (excluding [*]) or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party as demonstrated by documented evidence prepared contemporaneously with such independent development.

Notwithstanding the definition of “Confidential Information” in Section 1.18, all Data generated in the performance of the Partner Development Plan shall be [*].

11.2 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a) preparing, filing or prosecuting Patents;

(b) preparing, filing or prosecuting Regulatory Materials;

(c) prosecuting or defending litigation;

(d) subject to Section 11.4, complying with Applicable Law (including, without limitation, the rules and regulations of any national securities exchange, regulations of the State Administration of Foreign Exchange of the People’s Republic of China, and the State Intellectual Property Office of the People’s Republic of China) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance, provided that the Receiving Party shall promptly notify the other Party of such required disclosure so that the Disclosing Party can seek a protective order or other appropriate remedies and, at the Disclosing Party’s request and expense, reasonably assist the Disclosing Party in seeking such protective order or other reasonable remedies; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) disclosure (i) in connection with the performance of this Agreement and solely on a “need to know basis”, to Affiliates; potential or actual collaborators (including potential Sublicensees); or employees, contractors, or agents; or (ii) solely on a “need to know basis” to potential or actual investment bankers, consultants, advisors, investors, partners, collaborators, lenders, or acquirers; each of whom in the case of clause (i) or (ii) prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11; provided, however, that the Receiving Party shall remain responsible for any failure by any Person to which it discloses or provides access to Confidential Information of the Disclosing Party pursuant to this Article 11 to treat such Confidential Information as required under this Article 11. Notwithstanding anything in this Agreement to the contrary, ZAI may, in its sole discretion, disclose [*] in connection with the performance of this Agreement in non-confidential corporate presentations.

If and whenever any Confidential Information is disclosed in accordance with this Section 11.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement). Where reasonably possible and subject to Section 11.4, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to paragraphs (a) through (d) of this Section 11.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of its Confidential Information subject to such disclosure.

11.3 Terms of this Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties.

11.4 Prior CDA. This Agreement supersedes the Confidentiality Agreement between the Parties effective [*] (the “Prior CDA”) with respect to information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Article 11.

11.5 Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state, country, province or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other Applicable Law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than five (5) business days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to this Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Information of the Disclosing Party which it is advised by counsel is legally required to be disclosed. No such notice shall be required under this Section 11.4 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the other Party hereunder or otherwise approved by the other Party.

11.6 Publication.

(a) Publication by BMS. BMS may publish or present data and/or results relating to the Licensed Compound or Licensed Product(s) and generated pursuant to this Agreement in scientific journals and/or at scientific conferences, subject to the prior review, comment and approval by ZAI, which approval shall not be unreasonably withheld. ZAI shall provide any comment or approval to BMS within [*] days of receiving the applicable proposed publication or presentation materials. In the event ZAI fails to provide comment or approval within such [*] day period, BMS may proceed with such proposed publication and approval without further notice to ZAI. For clarity, BMS may publish or present data generated pursuant to this Agreement [*] if [*]; provided that the Parties shall coordinate any such publication, taking into account any intention of ZAI to publish such data (as it relates to the Partner Territory) in accordance with clause (b) of this Section 11.6 below.

(b) Publication by ZAI. ZAI may, and may authorized clinical investigators engaged by ZAI in performing the Development activities hereunder to, publish or present data and/or results relating to a Licensed Compound or Licensed Product and generated pursuant to this Agreement in scientific journals and/or at scientific conferences, subject to the prior review, comment and approval by BMS, which approval shall not be unreasonably withheld. BMS shall provide any comment or approval to ZAI within [*] days of receiving the applicable proposed publication or presentation materials. In the event BMS fails to provide comment or approval within such [*] day period, ZAI may proceed with such proposed publication and approval without further notice to BMS.

12.	INDEMNITY AND LIABILITY

12.1 ZAI Assumption of Liability. ZAI hereby assumes all liability for any claims, damages, losses, suits, proceedings, liabilities, costs (including, without limitation, reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind, arising out of any claim, action, lawsuit or other proceeding brought by a Third Party (“Losses”) arising out of its activities conducted in the Partner Territory pursuant to the rights granted to it by BMS pursuant to this Agreement except for Losses subject to Section 12.2 below or the supply agreement under Section 7.1(b). In particular, BMS shall have no liability relating to the conduct of clinical trials (or injuries arising therefrom); except for Losses subject to Section 12.2 below or the supply agreement under Section 7.1(b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.2 Mutual Indemnification.

(a) Subject to Section 12.3, each Party hereby agrees to indemnify, defend and hold harmless the other Party, its Affiliates, and their respective directors, employees and agents from and against any and all Losses resulting from any: (a) breach of warranty by the indemnifying Party contained in the Agreement; (b) breach of the Agreement or applicable law by such indemnifying Party; (c) negligence or willful misconduct of the indemnifying Party, its Affiliates or (sub)licensees, or their respective directors, employees and agents in the performance of the Agreement; and/or (d) breach of a contractual or fiduciary obligation owed by it to a Third Party (including misappropriation of trade secrets).

(b) In the event that the Parties are co-promoting Licensed Products in the Partner Territory, any Losses resulting from the manufacture, use, handling, storage, sale or other disposition of Licensed Products for Commercialization in the Partner Territory by a Party or its Affiliates, agents or Sublicensees with respect to which neither Party owes an indemnification obligation under Section 12.2(a) shall be included as a Commercialization Cost, if incurred after Regulatory Approval of A Licensed Product to which such Loss relates.

12.3 Indemnification Procedure. A claim to which indemnification applies under Section 12.2 shall be referred to herein as an “Indemnification Claim”. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 12, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as aforesaid, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the BMS Patent Rights or BMS Know-How) and shall not admit liability or wrongdoing on the part of either Party or its Affiliates, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 11.

13.	TERM AND TERMINATION

13.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue unless and until the earliest to occur of (1) termination pursuant to this Agreement, (2) there are no payments due hereunder for a period of twelve (12) consecutive months after first commercial sale of a Licensed Product or Co-Promoted in the Partner Territory, or (3) the Parties’ mutual written consent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2 Termination By BMS.

(a) Termination by BMS for Insolvency of ZAI. BMS shall have the right to terminate this Agreement with respect to any or all licenses granted to ZAI pursuant to Article 2 of this Agreement, at BMS’ sole discretion, upon delivery of written notice to ZAI in the event that (i) ZAI files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of ZAI or its assets, (ii) ZAI is served with an involuntary petition against it in any insolvency proceeding, and upon the [*] day after such service, such involuntary petition has not been stayed or dismissed, or (iii) ZAI makes an assignment of substantially all of its assets for the benefit of its creditors.

(b) Termination by BMS for Breach by ZAI.

(i) Breach of this Agreement. Subject to Section 13.2(b)(ii) below, BMS shall have the right to terminate this Agreement with respect to any or all licenses granted to ZAI pursuant to Article 2 of this Agreement, at BMS’ sole discretion, upon delivery of written notice to ZAI in the event of any material breach by ZAI of any terms and conditions of this Agreement, provided that such breach has not been cured within [*] days after written notice thereof is given by BMS to ZAI (the “Cure Period”) specifying the nature of the alleged breach, provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [*] days after written notice thereof is given by BMS to ZAI. Notwithstanding the foregoing, in the event a material breach by ZAI (other than a breach that involves the failure to make a payment when due) cannot reasonably be cured within the [*] day period after written notice thereof is given by BMS to ZAI, this Agreement shall continue and shall not be terminated for a period reasonably required by ZAI to cure such breach, so long as ZAI is undertaking in good faith the steps and following the timelines specified in writing by BMS to reasonably cure said breach. If, however, at any time after the initial [*] day period ZAI ceases to use diligent efforts to take the agreed upon steps to cure the breach, BMS may terminate this Agreement immediately upon written notice to ZAI.

(ii) Disputed Breach. If ZAI disputes in good faith the existence or materiality of a breach specified in a notice provided by BMS pursuant to Section 13.2(b)(i), and ZAI provides notice to BMS of such dispute within the applicable [*] day or [*] day period, BMS shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by ZAI has been determined in accordance with Section 14.2 and ZAI fails to cure such breach within [*] days following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [*] days following such determination). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 14.2 that such payments are to be refunded by one Party to the other Party. In the case where the material breach (other than a breach that involves the failure to make a payment when due or arising from Section 6.4) cannot reasonably be cured within the [*] day period after written notice thereof is given by BMS to ZAI, the Agreement shall continue and shall not be terminated for a period reasonably required by ZAI to cure such breach, so long as ZAI is undertaking in good faith the steps and following the timelines specified in writing by BMS to reasonably cure said breach. If, however, at any time after the initial [*] day period BMS ceases to use diligent efforts to take the agreed upon steps to cure the breach, BMS may terminate this Agreement immediately upon written notice to ZAI.

13.3 Termination by ZAI.

(a) Termination by ZAI for Convenience. At any time subsequent to [*], ZAI may terminate this Agreement upon [*] written notice to BMS.

(b) Termination by ZAI For Breach by BMS. ZAI may terminate this Agreement in the event of material breach by BMS, provided that such breach has not been cured within [*] days after written notice thereof is given by ZAI to BMS, provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [*] days after written notice thereof is given by ZAI to BMS. Notwithstanding the foregoing, if BMS disputes in good faith the existence or materiality of such breach and provides notice to ZAI of such dispute within such [*] day period, ZAI shall not have the right to terminate this Agreement in accordance with this Section 13.3 unless and until it has been determined in accordance with Section 14.2 that this Agreement was materially breached by BMS and BMS fails to cure such breach within [*] days following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [*] days following such determination). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 14.2 that such payments are to be refunded by one Party to the other Party. In the case where the material breach (other than a breach that involves the failure to make a payment when due or arising from Section 6.4) cannot reasonably be cured within the [*] day period after written notice thereof is given by ZAI to BMS, the Agreement shall continue and shall not be terminated for a period reasonably required by BMS to cure such breach, so long as BMS is undertaking in good faith the steps and following the timelines specified in writing by ZAI to reasonably cure said breach. If, however, at any time after the initial [*] day period BMS ceases to use diligent efforts to take the agreed upon steps to cure the breach, ZAI may terminate this Agreement immediately upon written notice to BMS.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.4 Termination for Safety Reasons. Subject to the rest of this Section 13.4, either Party may terminate this Agreement upon written notice to the other Party based on Safety Reasons. Upon receiving such written notice, each Party shall immediately cease all the Development and/or Commercialization activities that give rise to such Safety Reasons. If either Party disputes the existence of such Safety Reasons, such dispute shall be referred to JDC prior to resorting to the procedures under Article 14 and the applicable Party’s right to terminate this Agreement shall be stayed during the pendency of such dispute resolution process, provided that neither Party may engage in any Development and/or Commercialization activities that give rise to such Safety Reasons until such dispute is finally resolved in favor of the Party disputing such Safety Reasons. Upon such termination for Safety Reasons, each Party shall be responsible at its expense for the wind-down of any Development (including without limitation any clinical trials for the Licensed Product being conducted by or on behalf of each Party) and any Commercialization activities for the Licensed Product(s).

13.5 Termination for Program Failure. Either Party shall have the right to terminate this Agreement, upon [*] days written notice to the other Party, in the event that the Licensed Compound meets the Stopping Criteria during the Development of the Licensed Compound in accordance with the Partner Development Plan, provided that if either Party disputes whether the Stopping Criteria has been met, such dispute shall be referred to JDC prior to resorting to the procedures under Article 14 and the applicable Party’s right to terminate this Agreement shall be stayed during the pendency of such dispute resolution process.

13.6 Effect of Termination. Upon termination of this Agreement or any right or license pursuant to this Article 13, the rights and obligations of the Parties shall be as set forth in this Section 13.6.

(a) Upon termination of this Agreement, the following shall apply:

(i) All rights and licenses granted to ZAI in Article 2 shall terminate, all rights of ZAI under the BMS Patent Rights and BMS Know-How shall revert to BMS, and ZAI shall cease all use of the BMS Patent Rights and BMS Know-How.

(ii) Upon termination under [*] including, without limitation, [*], and [*], and [*] and all [*].

(iii) All amounts due or payable by a Party to the other Party prior to the effective date of termination shall remain due and payable, but (except as otherwise expressly provided herein) no additional amounts shall be payable.

(iv) Except in the event of a termination under Section 13.4, should ZAI have any inventory of the Licensed Compound allocated for use in clinical trials in the Partner Territory, ZAI shall return such inventory to BMS (or destroy such inventory) [*]. In the event of a termination (other than a termination under Section 13.4) after BMS fails to elect to co-promote the Licensed Product under Section 6.2, should ZAI have any inventory of the Licensed Product, ZAI, its Affiliates and Sublicensees shall have [*] thereafter to destroy or return (at BMS’ election) such inventory (subject to the payment to BMS of any royalties due on the sale of such remaining inventory).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) Upon termination under [*], ZAI shall [*] and [*].

(vi) Neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination or expiration.

(vii) Each Party shall have the right to retain all amounts previously paid to it by the other Party, subject to any applicable determination of an arbitrator or court pursuant to Section 14.2.

13.7 Scope of Termination. Except as otherwise expressly provided herein, termination of this Agreement shall be as to all countries in the Partner Territory and all Licensed Product(s).

13.8 Survival. The following provisions shall survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Sections [*]. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Section 14.2, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other obligations shall terminate upon expiration of this Agreement.

13.9 Bankruptcy. Subject to BMS’ termination right under Section 13.2(a), the Parties intend that to the maximum extent permitted by Applicable Law, the licenses granted hereunder shall survive the bankruptcy or reorganization of the granting Party and any rights that have accrued to a Party prior to such bankruptcy or reorganization of the other Party shall continue to vest. Each licensee Party shall have the right to register any licenses and/or ownership interests with any relevant governmental authority to put others on notice of its rights hereunder.

14.	DISPUTE RESOLUTION; ARBITRATION

14.1 Resolution by Senior Executives. Other than (i) determinations made by certified accountants as provided in Section 8.10, and (ii) pursuit of provisional or interim measures as provided in Section 14.2(g), or (iii) disputes resolved by the JDC, JCC or Executives pursuant to Section 3.5 or 3.11, in the event of any dispute between the Parties relating to or arising out of this Agreement, the formation, construction, breach or termination hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves, utilizing the Alliance Managers, the JDC and the JCC as set forth herein. In the event that such dispute is not resolved on an informal basis within thirty (30) Business Days, either Party may, by written notice to the other Party, refer the dispute to the Executive Officers for attempted resolution by good faith negotiation within thirty (30) days after such notice is received.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.2 Arbitration. Other than (i) decisions of the JDC, which are subject to [*] final decision making authority as provided in Section 3.5, (ii) determinations made by certified accountants as provided in Section 8.10, (iii) decisions of the JCC that are subject to [*] final decision-making authority under Section 3.11, and (v) disputes regarding the validity, scope or enforceability of the intellectual property rights granted under Article 2 or the confidentiality obligations under Article 11, if any dispute between the Parties relating to or arising out of this Agreement, the formation, construction, breach or termination hereof, or the rights, duties or liabilities of either Party hereunder, cannot be resolved in accordance with Section 14.1, it shall be finally resolved through binding arbitration under the [*] of [*] (the “[*] Rules”) applicable at the time of the notice of arbitration as set forth in this Section 14.2.

(a) A Party may submit such dispute to arbitration by notifying the other Party, in writing, of such dispute. Unless the Parties can agree to a single arbitrator, each such arbitration shall be conducted by a panel of three (3) neutral arbitrators, appointed as follows. One neutral arbitrator shall be chosen by BMS and one neutral arbitrator shall be chosen by ZAI within thirty (30) days after receipt of such notice. The third arbitrator shall be selected by the [*] office of [*] in accordance with the list system specified in the [*] Rules, or, if such office does not exist or is unable to make a selection, by the office of [*] nearest to [*]. The arbitrators shall be knowledgeable and experienced in the Applicable Law concerning the subject matter of the dispute. In any case none of the arbitrators shall be an Affiliate, employee, consultant, officer, director or stockholder of either Party, or otherwise have any current or previous relationship with either Party or their respective Affiliates. The seat of the arbitration shall be [*]. The language of the arbitration shall be English.

(b) Within thirty (30) days after the designation of the arbitrators, the arbitrators and the Parties shall meet, and each Party shall provide to the arbitrators a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue.

(c) The arbitrators shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to Section 14.2(b), for the presentation of evidence and legal argument concerning each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. The Federal Rules of Evidence shall apply with regard to the admissibility of evidence in such hearing.

(d) The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) days after completion of the hearing described in Section 14.2(c). The arbitration award shall be final and binding upon all Parties. All rulings of the arbitrators shall be in writing and shall be delivered to the Parties except to the extent that the [*] Rules provide otherwise. Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or any similar damages.

(e) The (i) attorneys’ fees of the Parties in any arbitration, (ii) fees of the arbitrators and (iii) costs and expenses of the arbitration shall be borne by the Parties in a proportion determined by the arbitrator.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) Judgment upon any arbitration award may be entered in any [*] court.

(g) Nothing in this Article 14 shall prevent either Party from applying to a court that would otherwise have jurisdiction for provisional or interim measures that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration, including any breach or threatened breach of Sections 11.1 or 13.4.

15.	MISCELLANEOUS

15.1 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given:

If to ZAI:

Zai Lab (Hong Kong) Limited

1000 Zhangheng Road, Bldg.65

Zhangjiang Hi-tech Park, Pudong New Area

Shanghai, China 201203

Attention: Marietta Wu

Telephone: [*]

Facsimile: [*]

With a copy to:

Lila Hope, Ph,D.

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Telephone: [*]

Fax: [*]

If to BMS:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, New Jersey 08543-4000

USA

Attention: Vice President, Business Development

Telephone: [*]

Facsimile: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With a copy to:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, New Jersey 08543-4000

USA

Attention: VP & Assistant General Counsel, Business Development

Telephone: [*]

Facsimile: [*]

Any such notice shall be deemed given on the date received. A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 15.2.

15.3 Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest or intervention of any governmental authority (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

15.4 Assignment. Neither Party may assign this Agreement to a Third Party without the other Party’s prior written consent (which shall not be unreasonably withheld); provided that (1) a Party may make such an assignment without the other Party’s consent to an Affiliate (other than an Affiliate [*], which shall require the consent of the other Party) or a successor to substantially all of the business of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction); and (2) in any case, the assigning Party shall be responsible for any adverse tax or other financial impact on the other Party as a result of such assignment. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment or transfer in violation of this Section 15.4 shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.5 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

15.6 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

15.7 Choice of Law. This Agreement shall be governed by, enforced, and shall be construed in accordance with the laws of [*] without regard to its conflicts of law provisions.

15.8 Jurisdiction. Unless the Parties otherwise agree in writing, each Party, for the purpose of enforcing an arbitration agreement or award under Section 14.2, (i) in the United States, hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the [*] (the “District Court”) and (ii) elsewhere in the world, in any court of competent jurisdiction. Each Party further agrees that service of any process, summons, notice or document by personal delivery, by registered mail, or by a recognized international express delivery service to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the District Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.9 Publicity. Neither Party shall issue any press release or public statement disclosing the existence of this Agreement or any other information relating to this Agreement, the other Party, or the transactions contemplated hereby without the prior written consent of the other Party, provided, however, that any disclosure which is required by Applicable Law or the rules of a securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made subject to the following. The Parties agree that any such required disclosure will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by Applicable Law, the Parties will use appropriate diligent efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, or as otherwise required under Applicable Law or the rules of a securities exchange, each Party shall provide the other with an advance copy of any such announcement at least five (5) business days prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by Applicable Law or the rules of a securities exchange, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any announcement or similar publicity

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Nothing in this Section 15.9 shall be construed to prohibit ZAI or its Affiliates or Sublicensees from making a public announcement or disclosure regarding the stage of development of Licensed Product(s) in ZAI’s (or its Affiliates’ or Sublicensees’) product pipeline or disclosing clinical trial results regarding such Licensed Product(s), as may be required by Applicable Law or the rules of a securities exchange, as reasonably advised by ZAI’s (or its Affiliates’ or Sublicensees’) counsel.

15.10 No Use of Debarred Person. Each Party hereby certifies to the other that it has not used, and will not use the services of any person debarred, or subject to debarment proceedings, under 21 U.S.C. § 335a, as amended (or any similar provision under other Applicable Law providing for debarment by a Regulatory Authority), in any capacity in connection with any of the services or work provided under any clinical trial conducted for or on behalf of such Party or any of its Affiliates and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority. It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification. Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any clinical trial conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the five (5) years preceding the Effective Date of this Agreement, or subsequent to such Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. § 335a, as amended (or any similar provisions under other Applicable Law providing for debarment by a Regulatory Authority), to be listed in any application for approval of an abbreviated application for drug approval.

15.11 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute BMS and ZAI as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

15.12 Headings. Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

15.13 Entire Agreement. This Agreement (including all Appendices attached hereto, which are incorporated herein by reference) (i) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto, (ii) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties with respect to the subject matter herein and (iii) cancels, supersedes and terminates all prior agreements (including the Prior CDA) and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.14 Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

15.15 Exports. ZAI agrees not to export or re-export, directly or indirectly, any information, technical data, any direct product of such data, any samples or equipment received or generated under this Agreement in violation of any applicable export control Applicable Law.

15.16 Registration. If required by Applicable Law, ZAI shall be responsible for the registration of this Agreement with all applicable Regulatory Authorities in the Partner Territory. BMS shall fully cooperate with ZAI in obtaining any such registrations, including providing relevant documents required by the applicable Regulatory Authorities in the Partner Territory. Upon successful registration of this Agreement with each applicable Regulatory Authority in the Partner Territory, ZAI shall promptly forward to BMS copies of any registration certificates as well as any other documentation received by ZAI.

15.17 Interpretation.

(a) Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The English language version of this Agreement shall control any interpretations of the provisions of this Agreement.

(b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” whether or not such phrase is included. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The words “day”, “quarter” or “year” means a calendar day, quarter or year, as applicable, unless otherwise specified.

(c) Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Law (including any European Community Directives) herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, (c) any reference herein to any person shall be construed to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections or Appendices, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Appendices of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers.

ZAI LAB (HONG KONG) LIMITED

By:	/s/ Ying Du
Name:	Ying Du
Title:	CEO

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Graham R. Brazier
Name:	Graham R. Brazier
Title:	Vice President, Business Development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix 1

Initial Partner Development Plan

[*] (4 pages omitted)

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.7

BMS Patent Rights

Country	Docket No.	Filing No.	Filing Date	Grant No.	Grant Date	Patent Type
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.1

Initial JDC Members

Initial JDC Member from ZAI: [*]

Initial JDC Member from BMS: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.